Exhibit 2.3

MEMBERSHIP INTEREST PURCHASE AGREEMENT

BY AND AMONG

Threat Surface Solutions Group LLC,
a Virginia limited liability company,

ACquired Data Solutions, INC.,
a Maryland corporation,

Ramparts, LLC, a Maryland limited liability company,

KEVIN ANDERSON, an individual

AND

VISIUM TECHNOLOGIES, INC.,
a Florida corporation

September 4, 2018

i

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is entered into as of September 4, 2018 (“Agreement Date”) by and among: (i) THREAT SURFACE SOLUTIONS GROUP, LLC, a Virginia limited liability company (the “Company”), party of the first part; (ii); ACquired Data Solutions, INC., a Maryland corporation (“ADS”); Ramparts, LLC, a Maryland limited liability company (“Ramparts”); and KEVIN ANDERSON, an individual (“Anderson”) (ADS, Ramparts and Anderson shall be referred to, jointly and severally, as the context requires, as “Sellers”), parties of the second part; and (iii) VISIUM TECHNOLOGIES, INC., a Florida corporation (“Purchaser”), party of the third part.

RECITALS

A. Threat Surface Solutions Group, LLC is jointly owned by the Sellers in the percentages reflected in Schedule 1.46 attached hereto. The members and managers of the Company, each of the Sellers (who are all the members of the Company), and Purchaser believe it is advisable and in their best interests that the Purchaser acquire the Company. In furtherance thereof, the Parties agreed upon terms under which Purchaser will purchase the entire Company, by purchasing all of the Membership Interests of the Company held by Sellers for and in consideration of the Purchase Price (the “Acquisition”).

B. The Acquisition was approved by unanimous written consent of the Board of Directors of Purchaser, and by unanimous written consent of the Sellers and of the members, managers, officers, directors, and shareholders, as the case may be, of each of ADS, Ramparts, and Anderson.

C. Following Closing on the Acquisition, the Company shall be a wholly-owned subsidiary of Purchaser.

NOW, THEREFORE, in consideration of the Recitals above, the sum of One Hundred Dollars cash in hand paid by Purchaser to Sellers, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 “Acquisition” has the meaning set forth in Recital A.

1.2 “Acquisition Consideration” has the meaning set forth in Section 1.62.

1.3 “Affiliate” shall mean, as to any Person, any other Person controlled by, under the control of, or under common control with, such Person. As used in this definition, “control” shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns or holds directly or indirectly, in the case of a business entity Person the securities of which are publicly-traded, five per cent (5%) or more of the voting securities or five per cent (5%) or more of the partnership or other equity interests of such publicly-traded business entity Person (other than as a limited partner of such other Person); and in the case of a privately-traded business entity Person, fifty percent (50%) or more of the voting securities or fifty per cent (50%) or more of the partnership or other equity interests of such privately-traded business entity Person (other than as a limited partner of such other Person), will be deemed to control such other Person.

1

1.4 “Aggregate Membership Interests” shall mean the total Membership Interests held by all of the Sellers in the Company as of the Agreement Date.

1.5 “Agreement” means this Membership Interest Purchase Agreement.

1.6 “Applicable Law” or “Applicable Laws” means any and all laws, ordinances, constitutions, regulations, statutes, treaties, rules, codes, licenses, certificates, franchises, permits, principles of common law, requirements and Orders adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Body having jurisdiction over a specified Person or any of such Person’s properties or assets.

1.7 “Best Efforts” means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible; provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a Material Adverse Effect in the benefits to such Person under this Agreement and the Acquisition.

1.8 “Breach” means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract.

1.9 “Business” means the Company Business and/or the Purchaser Business.

1.10 “Business Day” means any day other than (a) Saturday or Sunday or (b) any other day on which banks in Florida are permitted or required to be closed.

1.11 “Closing” means the closing on the sale and purchase of all of Sellers’ Membership Interests in the Company for the Acquisition Consideration as set forth herein. Closing is further defined in Section 2.2.

1.12 “Closing Date” shall mean the date on which the Closing is completed.

1.13 “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.14 “Company” has the meaning set forth in the preamble.

1.15 “Company Balance Sheet” has the meaning set forth in Section 3.5(b).

1.16 “Company Business” means cybersecurity/digital risk management, with a focus on visualization, IoT, mobile security, pinpoint threat identification, big-data analytics, and smart cities, as well as those other information technology services comprising a portion of Company Business.

1.17 “Company Contracts” has the meaning set forth in Section 3.14.

1.18 “Company Employee Plans” has the meaning set forth in Section 3.19.

1.19 “Company Financial Information” has the meaning set forth in Section 3.5.

2

1.20 “Company Intellectual Property” has the meaning set forth in Section 3.12.

1.21 “Company Membership Interests” means the equity held by the Sellers in the Company and any other Membership Interests committed for issuance by the Company, if any.

1.22 “Company Options” means all issued and outstanding options (including commitments to grant options), whether vested or unvested, to acquire Company Membership Interests.

1.23 “Company Members” are the Persons listed in Schedule 1.46. attached.

1.24 “Company Tax Affiliate” has the meaning set forth in Section 3.7.1.

1.25 “Competing Transaction” has the meaning set forth in Section 6.6.

1.26 “Confidential Information” means any information pertaining to the business, operations, marketing, customers, financing, forecasts and plans of any Party provided to or learned by any other Party during the course of negotiation of the Acquisition. Information shall be treated as Confidential Information whether such information has been marked “confidential” or in a similar manner.

1.27 “Consent” means any approval, consent, license, permits, ratification, waiver or other authorization.

1.28 “Contract” means any agreement, contract, lease, license, consensual obligation, promise, undertaking, understanding, commitment, arrangement, instrument or document (whether written or oral and whether express or implied), whether or not legally binding.

1.29 “Disclosure Schedules” means the disclosure schedules delivered by each Party to the other Parties as required by this Agreement on the Agreement Date and initialed by the Parties, as subsequently updated or supplemented by the Parties prior to the Closing. The Disclosure Schedules will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement. The Disclosure Schedules shall be attached hereto as Exhibit 1 and by reference made a part hereof.

1.30 “Employee Benefit Plan” has the meaning set forth in ERISA Section 3(3).

1.31 “Encumbrance” means and includes:

(a) with respect to any personal property, any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement or lease or use agreement in the nature thereof, interest or other right or claim of third parties, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future; and

(b) with respect to any real property (whether and including owned real estate or Leased Real Estate), any mortgage, lien, easement, interest, right-of-way, condemnation or eminent domain proceeding, encroachment, any building, use or other form of restriction, encumbrance or other claim (including adverse or prescriptive) or right of Third Parties (including Governmental Bodies), any lease or sublease, boundary dispute, and agreements with respect to any real property including: purchase, sale, right of first refusal, option, construction, building or property service, maintenance, property management, conditional or contingent sale, use or occupancy, franchise or concession, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future.

3

1.32 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations issued by the Department of Labor pursuant to ERISA or any successor law.

1.33 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.34 “Florida Statutes” means the 2018 Florida Statutes; Title XXXVI, Business Organizations; Chapter 607, Corporations, The Florida Business Corporation Act.

1.35 “GAAP” means at any particular time generally accepted accounting principles in the United States, consistently applied on a going concern basis, using consistent audit scope and materiality standards.

1.36 “Governing Documents” means with respect to any particular entity, the articles or certificate of incorporation and the bylaws; all articles of organization, certificates of organization, and operating agreements; all certificates of designations of classes and series of stock for the entity; equityholders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and any amendment, supplement, correction, or restatement of any of the foregoing.

1.37 “Governmental Authorization” means any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Applicable Law.

1.38 “Governmental Body” means: (i) nation, state, county, city, town, borough, village, district, tribe or other jurisdiction; (ii) federal, state, local, municipal, foreign, tribal or other government; (iii) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); (iv) multinational organization or body; (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or (vi) official of any of the foregoing.

1.39 “Improvements” means all buildings, structures, fixtures and improvements located on Land, including those under construction.

1.40 “IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

1.41 “Knowledge of the Company” means actual knowledge of Kevin Anderson as Manager of the Company, Kevin Anderson for himself individually as a Member, Colin Bowers for Ramparts as a Member, Steven Seiden for ADS as a Member, without independent investigation by Kevin Anderson, Colin Bowers, and Steven Seiden.

1.42 “Knowledge of Sellers” means actual knowledge of Kevin Anderson for himself individually, Colin Bowers for Ramparts, and Steven Seiden for ADS, without independent investigation by Kevin Anderson, Colin Bowers, and Steven Seiden.

4

1.43 “Knowledge of Purchaser” means actual knowledge of Mark Lucky without independent investigation by Mark Lucky.

1.44 “Land” means all parcels and tracts of land in which the Company holds an ownership or leasehold interest.

1.45 “Material Adverse Effect” means, in connection with any Person, any event, change or effect that is materially adverse, individually or in the aggregate, to the condition (financial or otherwise), properties, assets, liabilities, revenues, income, business, operations, results of operations or prospects of such Person, taken as a whole.

1.46 “Members” means the holders of all Membership Interests in the Company and singularly, a “Member” is one of the holders of a Membership Interest or Interests in the Company. Collectively, the Members are the Sellers.

1.47 “Membership Interests” means the equity in the Company held by the Members. The Aggregate Membership Interests are being sold by the Sellers to the Purchaser.

1.48 “Order” means any writ, directive, order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

1.49 “Ordinary Course of Business” means an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action: (i) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (ii) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and (iii) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

1.50 “Party” or “Parties” means the Company, and/or Sellers, and/or Purchaser.

1.51 “Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, limited liability limited partnership, joint venture, trust or unincorporated organization, joint stock corporation or other similar organization, Governmental Body, or any other legal entity.

1.52 “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

1.53 “Purchaser” has the meaning given in the preamble above.

1.54 “Purchaser Business” means Purchaser’s business in cybersecurity/digital risk management, with a focus on visualization, IoT, mobile security, pinpoint threat identification, big-data analytics, and smart cities.

5

1.55 “Purchaser Common Stock” means the common stock, par value $0.0001 per share, of Purchaser.

1.56 “Purchaser Contracts” has the meaning set forth in Section 4.1(o).

1.57 “Purchaser Employee Plans” has the meaning set forth in Section 4.1(r)(i).

1.58 “Purchaser Financial Information” has the meaning set forth in Section 4.1(f).

1.59 “Purchaser Intellectual Property” has the meaning set forth in Section 4.1(m).

1.60 “Purchaser SEC Reports” has the meaning set forth in Section 4.1(n).

1.61 “Purchaser Tax Affiliate” has the meaning set forth in Section 4.1(h).

1.62 “Purchase Price” means the total consideration payable by the Purchaser to the Sellers for the Acquisition. The total Acquisition Consideration payable by the Purchaser to the Sellers is US FIVE MILLION DOLLARS ($5,000,000.00) payable as follows:                (A) (1) $500,000.00 in Purchaser Common Stock at Closing payable proportionately to each of the Sellers, valued at the lower of (a) the closing price on the business day prior to Closing, or               (b) the thirty (30) day trailing VWAP for the thirty (30) business days prior to Closing; AND              (2) $1,000,000.00 in an unsecured promissory note (“Purchase Money Note”) made by Purchaser, with a 60 month term, bearing 5% simple interest per annum, interest only payable monthly, with all principal due and payable in 60 months, with the principal payment expressly contingent on the Company meeting the Earnout in all three (3) years of the Earnout requirement; AND                     (3) $1,000,000.00 upon completion of the Financing Event; and (B) an earnout of $2,500,000.00 (“Earnout” as that term is further defined in Section 2.9 below), payable according to the schedule defined in Section 2.9 below, contingent upon the Earnout requirements being met by the Company. Within 60 days of the successful completion of a financing event of an amount of not less than $5,000,000 (“Financing Event”, as that term is defined in Section 2.9 below) the Purchaser shall pay the $1,000,000.00 to Seller as set forth in Section (A)(3) above.

1.63 “Real Property Lease” means any lease or rental agreement pertaining to the occupancy of any office or laboratory space occupied by the Company.

1.64 “Representative” means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

1.65 “SEC” means the United States Securities and Exchange Commission.

1.66 “Securities Act” means the Securities Act of 1933, as amended.

1.67 “Security Interest” means any mortgage, pledge, security interest, Encumbrance, charge, claim, or other lien, other than: (a) mechanic’s, materialmen’s and similar liens; (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate Proceedings; (c) liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation; (d) liens arising in connection with sales of foreign receivables; (e) liens on goods in transit incurred pursuant to documentary letters of credit; (f) purchase money liens and liens securing rental payments under capital lease arrangements; and (g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

6

1.68 “Subsidiary” has the meaning set forth in Section 2.1.

1.69 “Tangible Personal Property” means all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property of every kind owned or leased by a Party (wherever located and whether or not carried on a Party’s books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

1.70 “Tax” or “Taxes” means, with respect to any Person: (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, commercial rent, premium, property or windfall profit taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such person (if any); and (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of (A) being a “transferee” (within the meaning of Section 6901 of the Code or any Applicable Law) of another person, (B) being a member of an affiliated, combined or consolidated group or (C) a contractual arrangement or otherwise.

1.71 “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

1.72 “Third Party” means a Person that is not a Party to this Agreement.

1.73 “Transfer Agent” means Madison Stock Transfer, Purchaser’s stock transfer agent.

1.74 “Virginia Statutes” means the Virginia Limited Liability Company Act, Title 13.1, Chapter 12, Virginia Code Annotated.

1.75 “VWAP” is the volume weighted average price of publicly-traded securities. VWAP is calculated by adding up the dollars traded for every transaction (price multiplied by number of shares traded) and then dividing by the total shares traded for the business day. VWAP may also be calculated based on an average for a defined number of business days.

ARTICLE II

THE ACQUISITION; CLOSING; AND EARNOUT

2.1 The Acquisition. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Florida Statutes and the Virginia Statutes, at the Closing, the Company shall be acquired by Purchaser for and in consideration of the Purchase Price. The Company shall, following Closing, continue as a wholly-owned subsidiary of Purchaser (hereinafter sometimes referred to as the “Subsidiary”), continuing as a limited liability company organized under the laws of the Commonwealth of Virginia under the name “THREAT SURFACE SOLUTIONS GROUP, LLC”.

2.2 Closing. The Closing shall take place as soon as practicable, and in no event later than five (5) business days after the satisfaction or waiver of each of the conditions set forth in Article VII below or at such other time as the parties agree (the “Closing Date”). The Closing shall take place at the law offices of Ira S. Saul, PLC, 4126 Leonard Drive, Fairfax, Virginia 22030. The Closing Date will be on the date and at the time to be agreed upon by the Parties, consistent with the requirements of this Section 2.2.

7

2.3 Deliveries by the Sellers. In addition to and without limiting any other provision of this Agreement, Sellers agree to deliver, or cause to be delivered, to the Purchasers or the Company, as the case may be, the following:

2.3.1 At the Agreement Date, the consent of the members, managers, officers and directors, and shareholders, as the case may be, and of Anderson, for the Sellers, authorizing the execution of this Agreement, fully executed. A copy of this consent is attached as Schedule 2.3.1;

2.3.2 At Closing, the Sellers shall deliver to Purchaser the Membership Interest certificates evidencing Sellers’ ownership of the Aggregate Membership Interests, fully executed by the Sellers;

2.3.3 Following Closing, as agreed to by the Parties, Sellers shall deliver to the Company the employment agreements and/or consulting agreements of those persons (“Consultants/Employees”), as set forth in Schedule 2.3.3 (“Consultants/Employees Professional Services Contracts”) fully executed by said Consultants/Employees, in the form attached at Schedule 2.3.3;

2.3.4. Following Closing, except as designated by Purchaser, the managers, officers and directors of the Company will submit their resignations to the Company. Copies of said resignations will be attached as Schedule 2.3.4;

2.3.5. Following Closing, as agreed to by the Parties, the Persons as agreed to by the Parties shall each enter into an ethical business practices agreement with the Company and the Purchaser (“Ethical Business Practices Agreements”), which shall include those covenants not to compete, and covenants not to solicit or enter into contracts with Company vendors or employees, all as negotiated and agreed to by those Persons on whom the Parties can agree. This is a post-Closing obligation only applicable to those Persons who in good faith will agree thereto. Said Ethical Business Practices Agreements will be attached as Schedule 2.3.5;

2.3.6 At Closing, the consent of the members, managers, officers and directors, and shareholders, as the case may be, and of Anderson, for the Sellers, authorizing the Closing, fully executed. A copy of this consent is attached as Schedule 2.3.6;

2.3.7 At Closing, the subscription agreements for the Purchaser Common Stock to be issued to each of the Sellers (“Subscription Agreements at Closing”), fully executed by each of the Sellers. Copies of the Subscription Agreements at Closing are attached as Schedule 2.3.7;

2.3.8 At Closing, if requested by Purchaser, Sellers shall deliver to the Purchaser a bringdown certificate or certificates (“Seller Bringdown Certificate”), fully executed by Sellers, that all representations, certifications and warranties of the Sellers are true and correct through and including the Closing Date; and

2.3.9 Such other documents or certificates as shall be reasonably requested by Purchaser or the Company.

2.4 Deliveries by the Purchaser. In addition to and without limiting any other provision of this Agreement, the Purchaser agrees to deliver, or cause to be delivered, to the Sellers or the Company, as the case may be, the following:

2.4.1 At the Agreement Date, the consent of the officers and directors of the Purchaser, authorizing the execution of this Agreement, fully executed. A copy of this consent is attached as Schedule 2.4.1;

2.4.2 At Closing, the Purchase Money Note, a copy of which is attached as Schedule 2.4.2;

2.4.3 At Closing, the Subscription Agreements, fully executed by Purchaser. Copies of the Subscription Agreements at Closing are attached as Schedule 2.3.7;

2.4.4 Immediately after Closing, the Transfer Agent shall issue Purchaser Common Stock to each of the Sellers proportionately (“Purchaser Common Stock Issued to Sellers at Closing”), and will provide each of the Sellers written evidence of the book entries on the Purchaser’s stock ledgers evidencing the issuance of the Purchaser Common Stock Issued to Sellers at Closing, issued to each of the Sellers proportionately;

8

2.4.5 At Closing, Purchaser’s acceptance of the Membership Interest certificates evidencing Sellers’ ownership of the Aggregate Membership Interests;

2.4.6 Following Closing, Purchaser shall execute the Ethical Business Practices Agreements, copies of which attached as Schedule 2.3.5;

2.4.7 At Closing the consent of the officers and directors of the Purchaser, authorizing the Closing, fully executed. A copy of this consent is attached as Schedule 2.4.7;

2.4.8 At Closing, if requested by Sellers, Purchaser shall deliver to the Sellers a certificate or certificates (“Purchaser Bringdown Certificate”), fully executed by Purchaser, that all representations, certifications and warranties of the Purchaser are true and correct through and including the Closing Date;

2.4.9 At Closing, the Purchaser shall execute the Amended and Restated Operating Agreement of the Company (“Amended and Restated Company Operating Agreement”), in its capacity as the sole Member of the Company after Closing, in the form attached as Schedule 2.4.9; and

2.4.10 Such other documents or certificates as shall be reasonably requested by Purchaser or the Company.

2.5 Deliveries by the Company. In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, to the Purchaser or the Sellers, as the case may be, the following:

2.5.1 At the Agreement Date, the consent of the members and managers of the Company, authorizing the execution of this Agreement, fully executed. A copy of this consent is attached as Schedule 2.5.1;

2.5.2 At Closing, all websites, URL’s and any other Company Intellectual Property;

2.5.3 At Closing, all written contracts between the Company and counterparties, including the contract(s) with SGS, shall be fully executed and the originals of said contracts shall be turned over to Purchaser to be held in Purchaser’s custody pending completion of Closing;

2.5.4 Following Closing, the Consultants/Employees Professional Services Contracts fully executed by the Company, in the form attached at Schedule 2.3.3;

2.5.5. Following Closing, acceptance of the resignations of managers, officers and directors of the Company as specified by the Purchaser, in the form attached as Schedule 2.3.4;

2.5.6 Following Closing, the Company shall execute the Ethical Business Practices Agreements, copies of which are attached as Schedule 2.3.5;

2.5.7 At Closing, the Company, as directed by Purchaser, shall execute the Amended and Restated Company Operating Agreement, in the form attached as Schedule 2.4.9;

2.5.8 At Closing the consent of the members and managers of the Company, authorizing the Closing, fully executed. A copy of this consent is attached as Schedule 2.5.8;

2.5.9 At Closing, if requested by Purchaser, the Company shall deliver to the Purchaser a certificate or certificates (“Company Bringdown Certificate”), fully executed by the Company, that all representations, certifications and warranties of the Company are true and correct through and including the Closing Date; and

2.5.10 Such other documents or certificates as shall be reasonably requested by Purchaser.

2.6 Facsimile or Scanned Documents to be Superseded by Original. In the event any document provided to the other parties under Paragraphs 2.3, 2.4, or 2.5 herein are provided by facsimile, the party shall forward an original document to the other party within five (5) business days.

9

2.7 Further Assurances. Sellers, Purchaser and the Company shall, upon request, on or after the Closing Date, cooperate with each other by furnishing any additional information, executing and delivering any additional documents and/or other instruments, and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

2.8 Waiver. The Purchasers and/or the Company, as the case may be, may waive any of the requirements of Section 2.3 of this Agreement; the Sellers and/or the Company, as the case may be, may waive any of the provisions of Section 2.4 of this Agreement; and the Purchaser and/or the Sellers, as the case may be, may waive any of the provisions of Section 2.5 of this Agreement.

2.9 Earnout. Of the US FIVE MILLION DOLLARS ($5,000,000.00) Purchase Price, Sellers shall be paid $3,500,000.00 as an Earnout, contingent on the Company meeting defined revenue goals. A table delineating the Purchase Price follows:

	Payable at		Yr1	Yr2	Yr3
Consideration	Closing	Post-Raise	earnout	earnout	earnout	Total
Cash	$1 M Note	1,000,000	400,000	400,000	450,000	3,250,000
Stock	500,000		400,000	400,000	450,000	1,750,000
	1,500,000	1,000,000	800,000	800,000	900,000	5,000,000

2.9.1 If the Company earns at least US $2,000,000.00 and optimally, US $4,000,000.00 (the “Yr1 Revenue Target”) in revenue in the first 365 days following Closing, on the First Anniversary following the Closing Date, the Company and/or the Purchaser shall pay Sellers proportionately $400,000.00, payable by wire transfer, certified check or cashier’s check; and the Purchaser shall issue the Sellers an aggregate of $400,000.00 in Purchaser Common Stock payable proportionately to each of the Sellers, valued at the lower of (i) the closing price on the business day following First Anniversary, or (ii) the five (5) day trailing VWAP for the five (5) business days prior to the Anniversary Date (all Purchaser Common Stock to be issued to Sellers in the Earnout, on both the First Anniversary, Second Anniversary, and Third Anniversary, shall be referred to “Purchaser Common Stock Issued to Sellers at Earnout”) (the Purchaser Common Stock Issued to Sellers at Closing and the Purchaser Common Stock Issued to Sellers at Earnout shall be referred to collectively as “Purchaser Common Stock Issued to Sellers”);

2.9.2 If the Company earns at least US $3,000,000.00 and optimally US $6,000,000.00 (the “Yr2 Revenue Target”) in revenue in the second 365 days following Closing, on the Second Anniversary following Closing, the Company and/or the Purchaser shall pay Sellers proportionately $400,000.00 payable by wire transfer, certified check or cashier’s check; and the Purchaser shall issue the Sellers an aggregate of $400,000.00 in Purchaser Common Stock payable proportionately to each of the Sellers, valued at the lower of (i) the closing price on the business day following the Second Anniversary, or (ii) the five (5) day trailing VWAP for the five (5) business days prior to the Second Anniversary, which Purchaser Common Stock shall be the second tranche of Purchaser Common Stock Issued to Sellers at Earnout;

10

2.9.3 If the Company earns at least US $4,000,000.00 and optimally US $6,000,000.00 (the “Yr3 Revenue Target”) in revenue in the third 365 days following Closing, on the Third Anniversary following Closing, the Company and/or the Purchaser shall pay Sellers proportionately $450,000.00 payable by wire transfer, certified check or cashier’s check; and the Purchaser shall issue the Sellers an aggregate of $450,000.00 in Purchaser Common Stock payable proportionately to each of the Sellers, valued at the lower of (i) the closing price on the business day following the Third Anniversary, or (ii) the five (5) day trailing VWAP for the five (5) business days prior to the Third Anniversary, which Purchaser Common Stock shall be the third tranche of Purchaser Common Stock Issued to Sellers at Earnout;

2.9.4 For purposes of determining whether the Earnout requirements in Paragraphs 2.9.1, 2.9.2, and 2.9.3 above have been met, the Company “earns” revenue when revenue invoiced in the first 330 days of the year in question is paid in full not later than the 365th day of that year, and the Company “earns” revenue in the last 35 days of the year that has been invoiced not later than the 365th day of that year.

2.9.5 Prior to the issuance of the Purchaser Common Stock Issued to Sellers at Earnout, each of the Sellers agree to enter into subscription agreements at earnout (“Subscription Agreements at Earnout”) which will be substantially similar to the Subscription Agreements at Closing.

2.9.6 The “Financing Event” is defined as not less than US $5,000,000.00 raised by Purchaser in a sale of equity securities of Purchaser, debt securities of Purchaser, or equity securities and debt securities of Purchaser.

2.10 Subsidiary. The Company shall operate as Purchaser’s wholly-owned subsidiary following Closing.

2.10.1 Those individuals to be determined following Closing, as set forth on Schedule 2.10.1 shall, from and after the Closing, be the directors of the Subsidiary until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Amended and Restated Company Operating Agreement.

2.10.2 Those individuals to be determined following Closing, as set forth on Schedule 2.10.2 shall, from and after the Closing, be the officers of the Subsidiary until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Amended and Restated Company Operating Agreement.

2.10.3 If at any time after the Closing, any party shall consider that any further deeds, assignments, conveyances, agreements, documents, instruments or assurances in law or any other things are necessary or desirable to vest, perfect, confirm or record in the Subsidiary the title to any property, rights, privileges, powers and franchises or otherwise to carry out the provisions of this Agreement, then the remaining parties, as applicable, shall execute and deliver, upon request, any instruments or assurances, and do all other things necessary or proper to vest, perfect, confirm or record title to such property, rights, privileges, powers and franchises in the Subsidiary, and otherwise to carry out the provisions of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE Company AND THE SELLERS

As a material inducement for Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and the Sellers, jointly and severally, make the following representations and warranties of the Company as of the Agreement Date and through and including the Closing Date, each and all being made to the best of the Knowledge of the Company, each of which is relied upon by Purchaser, regardless of any investigation made or information obtained by Purchaser (unless and to the extent specifically and expressly waived in writing by Purchaser on or before the Closing Date):

11

As a material inducement for Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, each Seller severally, makes the following representations and warranties of that Seller as of the Agreement Date and through and including the Closing Date, each and all being made to the best of the Knowledge of that Seller, each of which is relied upon by Purchaser, regardless of any investigation made or information obtained by Purchaser (unless and to the extent specifically and expressly waived in writing by Purchaser on or before the Closing Date):

3.1 Organization and Good Standing.

3.1.1 The Company. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. The Company is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and the failure to be so qualified would have a Material Adverse Effect on Company. Schedule 3.1.1 contains a complete and accurate list of every jurisdiction in which Company is qualified to do business.

3.1.2. Reserved

3.1.3 ADS. ADS is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. ADS is authorized to conduct business in the Commonwealth of Virginia. ADS is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and the failure to be so qualified would have a Material Adverse Effect on Company. Schedule 3.1.3 contains a complete and accurate list of every jurisdiction in which Company is qualified to do business.

3.1.4 Ramparts. Ramparts is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland. Ramparts is authorized to conduct business in the Commonwealth of Virginia. Ramparts is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and the failure to be so qualified would have a Material Adverse Effect on Ramparts. Schedule 3.1.4 contains a complete and accurate list of every jurisdiction in which Ramparts is qualified to do business.

3.2 Corporate and Company Documents. With respect to the Company and each of the Sellers but Anderson:

3.2.1. The Company. With respect to the Company:

Schedule 3.2.1 consists of true and correct copies of:

(a) the Governing Documents, as amended, corrected and restated from time to time, of the Company;

12

(b) the minute book of the Company containing the existing records of certain Proceedings, Consents, actions and meetings of the Members and the Company Board (if any); and

(c) a Member list setting forth all owners of the Membership Interests of the Company and their respective percentages, as they appear in the records of the Company.

3.2.2. Reserved

3.2.3. ADS. With respect to ADS:

Schedule 3.2.3 consists of true and correct copies of:

(a) the Governing Documents, as amended, corrected and restated from time to time, of ADS;

(b) the minute book of ADS containing the existing records of certain Proceedings, Consents, actions and meetings of the shareholders and the Company Board; and

(c) a shareholder list setting forth all shareholders as they appear in the records of ADS, and their respective numbers of shares and percentages of ownership.

3.2.4. Ramparts. With respect to Ramparts:

Schedule 3.2.4 consists of true and correct copies of:

(a) the Governing Documents, as amended, corrected and restated from time to time, of Ramparts;

(b) the minute book of Ramparts containing the existing records of certain Proceedings, Consents, actions and meetings of the members and manager (if any); and

(c) a member list setting forth all owners of the membership interests of Ramparts and their respective percentages, as they appear in the records of Ramparts.

3.3 Authorization of Transaction.

3.3.1. The Company. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. At the Closing, this Agreement shall be duly and validly authorized by all necessary action on the part of the Company in accordance with the Virginia Statutes, other Applicable Laws and the Company’s Governing Documents. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally. The Company does not need to give any notice to, make any filing with, or obtain any Consent of any Governmental Body in order to consummate the Acquisition. The Members of the Company, the Managing Partner of the Company (who is the Manager) and the Board of Directors of the Company (if any) have duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and have taken all Company actions required to be taken for the consummation of the Acquisition.

13

3.3.2 Reserved

3.3.3. ADS. ADS has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. At the Closing, this Agreement shall be duly and validly authorized by all necessary action on the part of ADS in accordance with the Virginia Statutes, Maryland law, other Applicable Laws and ADS’s Governing Documents. This Agreement constitutes the valid and legally binding obligation of ADS, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally. ADS does not need to give any notice to, make any filing with, or obtain any Consent of any Governmental Body in order to consummate the Acquisition. The shareholders and Board of Directors of ADS has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and has taken all corporate actions required to be taken by the ADS Board of Directors for the consummation of the Acquisition.

3.3.4. Ramparts. Ramparts has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. At the Closing, this Agreement shall be duly and validly authorized by all necessary action on the part of Ramparts in accordance with the Virginia Statutes, Maryland law, other Applicable Laws and Ramparts’ Governing Documents. This Agreement constitutes the valid and legally binding obligation of Ramparts, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally. Ramparts does not need to give any notice to, make any filing with, or obtain any Consent of any Governmental Body in order to consummate the Acquisition. The members and manager (if any) of Ramparts have duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and have taken all company actions required to be taken by Ramparts for the consummation of the Acquisition.

3.3.5. Anderson. Anderson has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. At the Closing, this Agreement shall be duly and validly authorized by all necessary action on the part of Anderson in accordance with the Virginia Statutes and other Applicable Laws. This Agreement constitutes the valid and legally binding obligation of Anderson, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally. Anderson does not need to give any notice to, make any filing with, or obtain any Consent of any Governmental Body in order to consummate the Acquisition. Anderson has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and has taken all individual actions required to be taken by Anderson for the consummation of the Acquisition.

14

3.4 Noncontravention.

3.4.1. The Company. Neither the execution and delivery of this Agreement, nor consummation of the Acquisition by the Company will:

(a) violate any Applicable Law, Order, stipulation, charge or other restriction of any Governmental Body to which the Company is subject or any provision of its Governing Documents; or

(b) Conflict with, result in a Breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, Breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the financial condition of the Company or on the ability of the Parties to consummate the Acquisition.

3.4.2 Reserved

3.4.3. ADS. Neither the execution and delivery of this Agreement, nor consummation of the Acquisition by ADS will:

(a) violate any Applicable Law, Order, stipulation, charge or other restriction of any Governmental Body to which ADS is subject or any provision of its Governing Documents; or

(b) Conflict with, result in a Breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which ADS is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, Breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the financial condition of ADS or on the ability of the Parties to consummate the Acquisition.

3.4.4. Ramparts. Neither the execution and delivery of this Agreement, nor consummation of the Acquisition by Ramparts will:

(a) violate any Applicable Law, Order, stipulation, charge or other restriction of any Governmental Body to which Ramparts is subject or any provision of its Governing Documents; or

(b) Conflict with, result in a Breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Ramparts is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, Breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the financial condition of Ramparts or on the ability of the Parties to consummate the Acquisition.

15

3.4.5. Anderson. Neither the execution and delivery of this Agreement, nor consummation of the Acquisition by Anderson will:

(a) violate any Applicable Law, Order, stipulation, charge or other restriction of any Governmental Body to which Anderson is subject; or

(b) Conflict with, result in a Breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Anderson is a party or by which he is bound or to which any of his assets is subject (or result in the imposition of any Security Interest upon any of his assets), except where the violation, conflict, Breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the financial condition of Anderson or on the ability of the Parties to consummate the Acquisition.

3.5 Company Financial Information. Schedule 3.5 shall include the following financial information (collectively, the “Company Financial Information”):

(a) audited, consolidated, and consolidating balance sheets and statements of income, changes in Members’ equity and cash flow, as of and for the period of inception to December 31, 2017; and

(b) unaudited consolidated and consolidating balance sheets and statements of income, changes in Members’ equity and cash flow as of and for the three (3) months ended March 31, 2018 (the “Company Balance Sheet”) for the Company. The Company Financial Information presents fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, in accordance with GAAP and are consistent with the books and records of the Company (which books and records are correct and complete in all material respects).

3.6 Events Subsequent to Company Balance Sheet. Since the date of the Company Balance Sheet, there has not been, occurred or arisen, with respect to the Company:

(a) any change or amendment in its Governing Documents;

(b) any reclassification, split up or other change in, or amendment of or modification to, the rights of the holders of any of its Membership Interests;

(c) any direct or indirect redemption, purchase or acquisition by any Person of any of its Membership Interests or of any interest in or right to acquire any such Membership Interests;

(d) any issuance, sale, or other disposition of any Membership Interests, or any grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any Membership Interests;

(e) any declaration, set aside, or payment of any dividend or any distribution with respect to its Membership Interests (whether in cash or in kind) or any redemption, purchase, or other acquisition of any of its Membership Interests;

(f) the organization of any subsidiary or the acquisition of any units of Membership Interests by any Person or any equity or ownership interest in any business;

16

(g) any damage, destruction or loss of any of the its properties or assets whether or not covered by insurance;

(h) any sale, lease, transfer, or assignment of any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(i) the execution of, or any other commitment to any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

(j) any acceleration, termination, modification, or cancellation of any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which it is a party or by which it is bound;

(k) any Security Interest or Encumbrance imposed upon any of its assets, tangible or intangible;

(l) any grant of any license or sublicense of any rights under or with respect to any Company Intellectual Property;

(m) any sale, assignment or transfer (including transfers to any employees, affiliates or members) of any Company Intellectual Property;

(n) any capital expenditure (or series of related capital expenditures) involving more than $10,000 and outside the Ordinary Course of Business;

(o) any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $10,000 and outside the Ordinary Course of Business;

(p) any issuance of any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $10,000;

(q) any delay or postponement of the payment of accounts payable or other liabilities;

(r) any cancellation, compromise, waiver, or release of any right or claim (or series of related rights and claims) involving more than $10,000 and outside the Ordinary Course of Business;

(s) any loan to, or any entrance into any other transaction with, any of its directors, officers, and employees either involving more than $1,000 individually or $5,000 in the aggregate;

(t) the adoption, amendment, modification, or termination of any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken away any such action with respect to any other Employee Benefit Plan);

(u) any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(v) any increase in the base compensation of any of its directors, officers, and employees;

(w) any charitable or other capital contribution in excess of $2,500;

17

(x) any taking of other action or entrance into any other transaction other than in the Ordinary Course of Business, or entrance into any transaction with any insider of the Company;

(y) any other event or occurrence that may have or could reasonably be expected to have a Material Adverse Effect on the Company (whether or not similar to any of the foregoing); or

(z) any agreement or commitment, whether in writing or otherwise, to do any of the foregoing.

3.7 Tax Matters.

3.7.1. The Company and each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Code, of which the Company is or has been a member (“Company Tax Affiliate”), for the years that it was a Company Tax Affiliate:

(a) has timely paid or caused to be paid all Taxes required to be paid by it though the Agreement Date and as of the Closing Date (including any Taxes shown due on any Tax Return);

(b) has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Body in all jurisdictions in which such Tax Returns are required to be filed; and all tax returns filed on behalf of the Company and each Company Tax Affiliate were complete and correct in all material respects; and

(c) has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

3.7.2. The Company has previously delivered true, correct and complete copies of all Federal Tax Returns filed by or on behalf of the Company through the Agreement Date for the periods ending on or after December 31, 2017.

(a) since its inception, neither the Company nor any Company Tax Affiliate (for the years that it was an Company Tax Affiliate) has been notified by the IRS or any other Governmental Body that any issues have been raised (and no such issues are currently pending) by the IRS or any other Governmental Body in connection with any Tax Return filed by or on behalf of the Company or any Company Tax Affiliate; there are no pending Tax audits and no waivers of statutes of limitations have been given or requested with respect to the Company or any Company Tax Affiliate (for years that it was a Company Tax Affiliate); no Tax liens have been filed against the Company or unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against the Company or any Company Tax Affiliate (for the years that it was a Company Tax Affiliate);

(b) full and adequate accrual has been made (A) on the Company Balance Sheet, and the books and records of Company for all income taxes currently due and all accrued Taxes not yet due and payable by Company for all periods ending on or prior to the Company Balance Sheet Date, and (B) on the books and records of Company for all Taxes payable by Company for all periods beginning after the Company Balance Sheet Date;

3.7.3. The Company has not incurred any liability for Taxes from and after the Company Balance Sheet Date other than Taxes incurred in the Ordinary Course of Business and consistent with past practices;

18

3.7.4. The Company has not (A) made an election (or had an election made on its behalf by another person) to be treated as a “consenting corporation” under Section 341(f) of the Code or (B) a “personal holding company” within the meaning of Section 542 of the Code;

3.7.5. The Company has complied in all material respects with all Applicable Laws relating to the collection or withholding of Taxes (such as Taxes or withholding of Taxes from the wages of employees);

3.7.6. The Company has no liability in respect of any Tax sharing agreement with any Person and all Tax sharing agreements to which Company has been bound have been terminated;

3.7.7. The Company has not incurred any liability to make any payments either alone or in conjunction with any other payments that:

(a) shall be non-deductible under, or would otherwise constitute a “parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state local or foreign Applicable Law related to Taxes); or

(b) are or may be subject to the imposition of an excise Tax under Section 4999 of the Code;

3.7.8. The Company has not agreed to (nor has any other Person agreed to on its behalf) and is not required to make any adjustments or changes on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the IRS has not proposed any such adjustments or changes in the accounting methods of the Company;

(a) no claim has been made within the last three (3) years by any taxing authority in a jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction;

(b) the consummation of the Acquisition will not trigger the realization or recognition of intercompany gain or income to the Company under the Federal consolidated return regulations with respect to Federal, state or local taxes; and

3.7.9. The Company is not currently, nor has it been at any time during the previous five years, a “U.S. real property holding corporation” and, therefore, Membership Interests of Company are not “U.S. real property interests,” as such terms are defined in Section 897 of the Code.

3.7.10. The Company is a limited liability company with more than one Member, and has made no tax election to be taxed in any manner other than as a disregarded entity, resulting in the Company’s tax treatment as a partnership.

3.7.11. The Company is not and was not at any time since its inception a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Code or the regulations issued thereunder; neither the Company Membership constitutes a “Company States real property interest” within the meaning of Sections 897(c) or 1445 of the Code or the regulations issued thereunder; none of the Company Member is a foreign person as that term is defined in the Code or the regulations issued thereunder; and Purchaser will not be required to withhold Taxes from any portion of the Acquisition Consideration on the grounds that one or more of the Company Member or is a foreign person, as that term is defined in the Code or the regulations issued thereunder.

19

3.8. Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets owned or leased and used by it to operate the Company Business in the manner presently operated by Company, as reflected in the Company Financial Information.

3.9. Real Property. The Company does not own or hold an ownership interest in any Real Property.

3.10. Leased Real Property. Schedule 3.10 contains a copy of all Real Property Leases pursuant to which Company has a leasehold interest.

3.11. Condition of Facilities.

(a) Use of the Real Property of Company for the various purposes for which it is presently being used is permitted as of right under all Applicable Laws related to zoning and is not subject to “permitted nonconforming” use or structure classifications. All Improvements are in material compliance with all Applicable Laws, including those pertaining to zoning, building and the disabled, are in good repair and in good condition, ordinary wear and tear excepted, and are free from latent and patent defects. No part of any Improvement encroaches on any real property not included in the Real Property of Company, and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining property which encroach on any part of the Land.

(b) Each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and is free from latent and patent defects. No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. All Tangible Personal Property used in the Business is in the possession of Company.

3.12. Company Intellectual Property.

(a) Subject to the conditions set forth in Section 3.12(f) below, the Company owns, or is licensed or otherwise possesses legal enforceable rights to use all: (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patentable inventions, technology, computer programs and software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential and other non-public information (iv) copyrights in writings, designs, software programs, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) databases and all database rights; and (vi) Internet web sites, domain names and applications and registrations pertaining thereto (collectively, “Company Intellectual Property”) that are used in the Business except for any such failures to own, be licensed or process that would not be reasonably likely to have a Material Adverse Effect.

(b) Subject to the conditions set forth in Section 3.12(f) below, except as may be evidenced by patents issued after the Agreement Date, there are no conflicts with or infringements of any material Company Intellectual Property by any third party and the conduct of the Business as currently conducted does not conflict with or infringe any proprietary right of a third party.

20

(c) Subject to the conditions set forth in Section 3.12(f) below, Schedule 3.12(c) sets forth a complete list of all patents, registrations and applications pertaining to the Company Intellectual Property owned by the Company. Except as set forth on Schedule 3.12(c), all such Company Intellectual Property listed is owned by the Company, free and clear of liens or Encumbrances of any nature.

(d) Subject to the conditions set forth in Section 3.12(f) below, Schedule 3.12(d) sets forth a complete list of all material licenses, sublicenses and other agreements in which the Company has granted rights to any person to use the Company Intellectual Property. The Company will not, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, be in Breach of any license, sublicense or other agreement relating to the Company Intellectual Property.

(e) Subject to the conditions set forth in Section 3.12(f) below, the Company owns or has the right to use all software currently used in and material to the Business.

(f) Purchaser, the Company and the Members acknowledge and agree that the Company Intellectual Property is a valuable asset that should not be squandered or subjected to inappropriate risks. To that end, and in order to maximize value for Purchaser’s shareholders, the parties agree to the protections contained in this Section 3.12(f). The Company’s rights to the Company Intellectual Property as represented in Sections 3.12(a), (b), (c), (d), and (e) above are subject to the following conditions: (i) as of the Closing, the Company’s rights to Company Intellectual Property derive from certain executory contracts under which the Company may elect to become licensee of Company Intellectual Property, all of which is held by certain third party licensors; (ii) the Company is obligated to exercise the rights to become licensee of the Company Intellectual Property, without payment of additional consideration therefor, if the conditions to Company Intellectual Property execution (“Conditions to Company Intellectual Property Execution”) are fulfilled; (iii) these Conditions to Company Intellectual Property Execution are: resolution of all litigation and judgments pending against Purchaser, as disclosed in Section 6.13(q), on or before January 31, 2013, so that no litigation or judgments against Purchaser are pending as of January 31, 2013. If the Conditions to Company Intellectual Property Execution are not resolved on or before January 31, 2013, Purchaser and Company shall thereafter have no obligation to become the licensee of the Company Intellectual Property.

3.13 Affiliate Transactions. No Member, manager, or director (if any), or employee of the Company or any member of the immediate family of any such Member, manager, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent (1%) of the stock of which is beneficially owned by any of such persons), has any agreement with the Company or any interest in any of their property of any nature, used in or pertaining to the Company Business (other than the ownership of Membership Interests of the corporation as disclosed in Section 4.3). None of the foregoing Persons has any direct or indirect interest in any competitor, supplier or customer of the Company or in any Person from whom or to whom the Company leases any property or transacts business of any nature.

3.14 Contracts. Schedule 3.14 is a true, complete and accurate list of all written Contracts executed by a Member or duly authorized manager of the Company or to which the Company is a party either:

(a) involving more than $10,000, or

(b) in the nature of a collective bargaining agreement, employment agreement, or severance agreement with any of its directors, officers and employees.

21

The Company has or will deliver prior to Closing to Purchaser a correct and complete copy of each Contract listed in Schedule 3.14 (the “Company Contracts”). Except as disclosed in Schedule 3.14: (i) the Company has fully complied with all material terms of the Company Contracts; (ii) to the Knowledge of the Company, other parties to the Company Contracts have fully complied with the terms of the Company Contracts; and (iii) there are no disputes or complaints with respect to, nor has the Company received any written notices that any other party to, the Company Contracts is terminating, intends to terminate or is considering terminating, any of the Company Contracts listed or required to be listed in Schedule 3.14.

3.15. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

3.16. Litigation.

3.16.1 There is no pending or, to the Knowledge of the Company, threatened Proceeding:

(a) by or against the Company or that otherwise relates to or may affect the Company Business which, if adversely determined, would have a Material Adverse Effect; or

(b) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Acquisition.

3.16.2 To the Knowledge of the Company, no event has occurred, or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

(a) Except as set forth in Schedule 3.16.2(a):

(b) there is no material Order to which the Company or the Company Business is subject; and

(c) to the Knowledge of the Company, no officer, director, agent or employee of Company is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the Company Business.

(d) Except as set forth in Schedule 3.16.2(d):

(e) Company has been and is in compliance with all of the terms and requirements of each Order to which it or the Company Business is or has been subject;

3.16.3 No event has occurred, or circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Company or the Company Business is subject; and

3.16.4 The Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company or the Company Business is subject.

3.17. Banking Relationships. Schedule 3.17 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to have access thereto, draw thereon or make withdrawals therefrom.

22

3.18. Insurance. Schedule 3.18 is an accurate and complete description of all policies of insurance of any kind or nature, including, but not limited to, fire, liability, workmen’s compensation and other forms of insurance owned or held by or covering the Company or all or any portion of its property and assets.

3.19. Employees.

(a) Schedule 3.19 contains a complete and accurate list of each employee of Company, including each employee on leave of absence or layoff status, and such employee’s name, job title, date of hiring or engagement, date of commencement of employment or engagement, current compensation paid or payable, and service credited for purposes of vesting and eligibility to participate under any Company employee plan (“Company Employee Plan”), or any other employee or director benefit plan.

(b) To the Knowledge of the Company, no Member, manager director (if any), agent, employee, consultant, or contractor of Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the Company Business or (ii) to assign to Company or to any other Person any rights to any invention, improvement, or discovery. No former or current employee of the Company is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of the Company or Purchaser to conduct the Company Business as heretofore carried on by the Company.

3.20. Labor Relations. The Company is not a party to any collective bargaining or similar agreement. To the Knowledge of the Company, there are no strikes, work stoppages, unfair labor practice charges or grievances pending or threatened against the Company by any employee of the Company or any other Person or entity. The Company believes that its relationship with its employees is good.

3.21. Legal Compliance.

To the Knowledge of the Company, the Company is in material compliance with all Applicable Laws (including rules and regulations thereunder) of any Governmental Bodies having jurisdiction over the Company, including any requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension and securities matters.

Schedule 3.21(b) contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the Company Business. Each Governmental Authorization listed or required to be listed in Schedule 3.21(b) is valid and in full force and effect. The Governmental Authorizations listed in Schedule 3.21(b) collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate the Company Business.

3.22. Purchaser Common Stock Issued to Sellers. With respect to the Purchaser Common Stock Issued to the Sellers, including Purchaser Common Stock to be issued at Closing and the Purchaser Common Stock to be issued in all tranches being issued in the Earnout:

(a) Each of the Sellers understands and acknowledges that the Purchaser has filed certain periodic reports and information with the SEC, pursuant to the provisions of the Exchange Act. The Sellers understand and acknowledge that the SEC maintains the EDGAR website, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The Sellers understand and acknowledge that the address of the site is http://www.sec.gov. The Sellers have carefully reviewed the Purchaser’s filings and similar information on the EDGAR website.

23

(b) Each of the Sellers and/or his or its attorney, accountant, and/or business adviser, if any, have been furnished any materials relating to the Purchaser, Purchaser Common Stock Issued to Sellers, and any other matters relating to the Purchaser which the Sellers and/or any such adviser have requested, and the Sellers have been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any information obtained by the Sellers.

(c) In addition, each of the Sellers and/or his or its attorney, accountant, and/or business adviser, if any, have received in writing from the Purchaser such other information concerning its operations, financial condition and other matters relating to the Purchaser as the Sellers have requested in writing, and considered all factors the Sellers deem material in deciding on the advisability of accepting Purchaser Common Stock Issued to Sellers as a portion of the Purchase Price for the Company.

(d) Each of the Sellers represents that he or it is acquiring Purchaser Common Stock Issued to Sellers for his or its own account for investment purposes and not with the view to any offering or distribution and that the Sellers will not sell or otherwise dispose of Purchaser Common Stock Issued to Sellers in violation of applicable securities laws.

3.23. Brokers’ Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Acquisition for which the Company or Purchaser could become liable or obligated.

3.24. Undisclosed Liabilities. To the Knowledge of the Company, it has no liability (and to the Knowledge of the Company, there is no basis for any present or future Proceeding, charge, complaint, claim, or demand against any of them giving rise to any liability), except for

(a) liabilities reflected or reserved against in the Company Balance Sheet; or

(b) liabilities which have arisen in the Ordinary Course of Business since the date of the Company Balance Sheet.

3.25. Disclosure. The representations and warranties of the Company contained in this Agreement or in any Exhibits or Schedules hereto do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein or in such Exhibits or Schedules not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

As a material inducement for the Company and the Members to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser makes the following representations and warranties, which are made, as to Purchaser, as of the Agreement Date and through and including the Closing Date, each and all being made to the best of the Knowledge of Purchaser, each of which is relied upon by the Company and the Members, regardless of any investigation made or information obtained by the Company or the Members (unless and to the extent specifically and expressly waived in writing by the Company or the Members on or before the Closing Date):

24

4.1 Representations of Purchaser Concerning the Transaction.

(a) Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Purchaser is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and the failure to be so qualified would have a Material Adverse Effect on Purchaser. Schedule 4.1(a) contains a complete and accurate list of every jurisdiction in which Purchaser is qualified to do business.

(b) Authorization of Transaction. Purchaser has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Purchaser enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally. Purchaser is not required to give any notice to, make any filing with, or obtain any Consent of, any Governmental Body in order to consummate the Acquisition, except for such notice filings as may be required under Applicable Laws.

(c) Capitalization of Purchaser. The entire authorized capital stock of Purchaser consists of ten billion one hundred million (10,100,000,000) shares. Visium Technologies, Inc. is authorized to issue 10,000,000,000 shares of common stock having a par value of $0.0001 per share (“Visium Common Stock”), of which approximately 11,653,614 shares are issued and outstanding, and no common stock options are issued and outstanding. Visium is authorized to issued one hundred million (100,000,000) shares of preferred stock having a par value of $.001 per share (“Visium Preferred Stock”). There are 13 shares of Series A preferred stock issued and outstanding, 4 shares of Series B preferred stock issued and outstanding, and one share of Series AA preferred stock issued and outstanding. All issued and outstanding shares of Visium Common Stock and Visium Preferred Stock have been duly authorized, are validly issued, fully paid and non-assessable, and are listed on Schedule 4.1(c). In addition to this Agreement, as disclosed on Schedule 4.1(c), there are outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which Purchaser is a party or which are binding upon Purchaser providing for the issuance, disposition or acquisition of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to Purchaser.

(d) Noncontravention. Neither the execution and delivery of this Agreement, nor consummation of the Acquisition, will:

(i) violate any Applicable Law, Order, stipulation, charge or other restriction of any Governmental Body to which Purchaser is subject or any provision of its Governing Documents; or

(ii) except as disclosed on Schedule 4.1(d), conflict with, result in a Breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which Purchaser is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, Breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the financial condition of Purchaser or on the ability of the Parties to consummate the Acquisition.

25

(e) Affiliate Transactions. No officer, director, or employee of Purchaser or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent (1%) of the stock of which is beneficially owned by any of such Persons), has any agreement with Purchaser or any interest in any of their property of any nature, used in or pertaining to the Purchaser Business, other than the ownership of common stock, preferred stock, options, or warrants in Purchaser corporation, except as disclosed in Schedule 4.1(e). None of the foregoing Persons has any direct or indirect interest in any competitor, supplier or customer of Purchaser or in any Person from whom or to whom Purchaser leases any property or transacts business of any nature.

(f) Purchaser Financial Information. With respect to the following financial information (the “Purchaser Financial Information”): audited, consolidated and consolidating balance sheets and statements of income, changes in stockholders’ equity and cash flow as of and for each of the fiscal years ended June 30, 2016 and 2017, and quarterly statements through the quarter ending March 31, 2018 are available through the SEC’s EDGAR database; and

(g) Events Subsequent. Since March 31, 2018, and except as disclosed on Schedule 4.1(g), there has not been, occurred or arisen, with respect to Purchaser:

(i) any change or amendment in its Governing Documents;

(ii) any reclassification, split up or other change in, or amendment of or modification to, the rights of the holders of any of its capital stock;

(iii) any direct or indirect redemption, purchase or acquisition by any Person of any of its capital stock or of any interest in or right to acquire any such stock;

(iv) any issuance, sale, or other disposition of any capital stock, or any grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any capital stock;

(v) any declaration, set aside, or payment of any dividend or any distribution with respect to its capital stock (whether in cash or in kind) or any redemption, purchase, or other acquisition of any of its capital stock;

(vi) the organization of any Subsidiary or the acquisition of any shares of capital stock by any Person or any equity or ownership interest in any business;

(vii) any damage, destruction or loss of any of the its properties or assets whether or not covered by insurance;

(viii) any sale, lease, transfer, or assignment of any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(ix) the execution of, or any other commitment to any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

26

(x) any acceleration, termination, modification, or cancellation of any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses), involving more than $10,000 to which it is a party or by which it is bound;

(xi) any Security Interest or Encumbrance imposed upon any of its assets, tangible or intangible;

(xii) any grant of any license or sublicense of any rights under or with respect to any Purchaser Intellectual Property;

(xiii) any sale, assignment or transfer (including transfers to any employees, affiliates or shareholders) of any Purchaser Intellectual Property;

(xiv) any capital expenditure (or series of related capital expenditures) involving more than $10,000 and outside the Ordinary Course of Business;

(xv) any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $10,000 and outside the Ordinary Course of Business;

(xvi) any issuance of any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $10,000;

(xvii) any delay or postponement of the payment of accounts payable or other liabilities, other than those being contested in good faith as set forth in Schedule 4.1(g)(xvii);

(xviii) any cancellation, compromise, waiver, or release of any right or claim (or series of related rights and claims) involving more than $10,000 and outside the Ordinary Course of Business;

(xix) any loan to, or any entrance into any other transaction with, any of its directors, officers, and employees either involving more than $500 individually or $2,500 in the aggregate;

(xx) the adoption, amendment, modification, or termination of any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken away any such action with respect to any other Employee Benefit Plan);

(xxi) any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(xxii) any increase in the base compensation of any of its directors, officers, and employees;

(xxiii) any charitable or other capital contribution in excess of $2,500;

(xxiv) any taking of other action or entrance into any other transaction other than in the Ordinary Course of Business, or entrance into any transaction with any insider of Purchaser, except as disclosed in this Agreement and the Disclosure Schedules;

27

(xxv) any other event or occurrence that may have or could reasonably be expected to have a Material Adverse Effect on Purchaser (whether or not similar to any of the foregoing); or

(xxvi) any agreement or commitment, whether in writing or otherwise, to do any of the foregoing.

(h) Tax Matters.

Purchaser and each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Purchaser Code, of which Purchaser is or has been a member (“Purchaser Tax Affiliate”), for the years that it was a Purchaser Tax Affiliate of Purchaser:

(i) has timely paid or caused to be paid all Taxes required to be paid by it though the Agreement Date and as of the Closing Date (including any Taxes shown due on any Tax Return);

(ii) has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Body in all jurisdictions in which such Tax Returns are required to be filed; and all tax returns filed on behalf of Purchaser and each Purchaser Tax Affiliate were completed and correct in all material respects; and

(iii) has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

Purchaser has previously delivered true, correct and complete copies of all Federal Tax Returns filed by or on behalf of Purchaser through the Agreement Date for the periods ending on December 31, 2006.

Except as set forth in Schedule 4.1(h)(iii):

(iv) since April 1, 2018, neither Purchaser nor any Purchaser Tax Affiliate (for the years that it was a Purchaser Tax Affiliate) has been notified by the Internal Revenue Service or any other Governmental Body that any issues have been raised (and no such issues are currently pending) by the IRS or any other Governmental Body in connection with any Tax Return filed by or on behalf of Purchaser or any Purchaser Tax Affiliate; there are no pending Tax audits and no waivers of statutes of limitations have been given or requested with respect to Purchaser or any Purchaser Tax Affiliate (for years that it was a Purchaser Tax Affiliate); no Tax liens have been filed against Purchaser or unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against Purchaser or any Purchaser Tax Affiliate (for the years that it was a Purchaser Tax Affiliate);

(v) Purchaser has not incurred any liability for Taxes from and after December 31, 2010 other than Taxes incurred in the Ordinary Course of Business and consistent with past practices;

(vi) Purchaser has not (i) made an election (or had an election made on its behalf by another person) to be treated as a “consenting corporation” under Section 341(f) of the Code or (ii) a “personal holding company” within the meaning of Section 542 of the Code;

(vii) Purchaser has complied in all material respects with all Applicable Laws relating to the collection or withholding of Taxes (such as Taxes or withholding of Taxes from the wages of employees);

28

(viii) Purchaser has no liability in respect of any Tax sharing agreement with any Person and all Tax sharing agreements to which Purchaser has been bound have been terminated;

(ix) Purchaser has not incurred any Liability to make any payments either alone or in conjunction with any other payments that:

(i) shall be non-deductible under, or would otherwise constitute a “parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state local or foreign income Tax Law); or

(ii) are or may be subject to the imposition of an excise Tax under Section 4999 of the Code;

(x) Purchaser has not agreed to (nor has any other Person agreed to on its behalf) and is not required to make any adjustments or changes on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of Purchaser;

(xi) No claim has been made within the last three years by any taxing authority in a jurisdiction in which Purchaser does not file Tax Returns that Purchaser is or may be subject to taxation by that jurisdiction;

(xii) The consummation of the Acquisition will not trigger the realization or recognition of intercompany gain or income to Purchaser under the Federal consolidated return regulations with respect to Federal, state or local Taxes; and

(xiii) Purchaser is not currently, nor has it been at any time during the previous five years, a “U.S. real property holding corporation” and, therefore, the Purchaser Common Stock is not “U.S. real property interests,” as such terms are defined in Section 897 of the Code.

(i) Title to Assets. Purchaser has good and marketable title to, or a valid leasehold interest in, the properties and assets owned or leased and used by it to operate the Purchaser Business in the manner presently operated by Purchaser, as reflected in Purchaser Financial Information.

(j) Real Property. Purchaser does not own or hold an ownership interest in any Real Property.

(k) Leased Real Property. All Real Property Leases under which Purchaser is currently a tenant are attached at Schedule 4.1(k).

(l) Condition of Facilities.

(i) Use of the Real Property of Purchaser for the various purposes for which it is presently being used is permitted as of right under all Applicable Laws related to zoning and is not subject to “permitted nonconforming” use or structure classifications. All Improvements are in compliance with all Applicable Laws, including those pertaining to zoning, building and the disabled, are in good repair and in good condition, ordinary wear and tear excepted, and are free from latent and patent defects. To the Knowledge of Purchaser, no part of any Improvement encroaches on any real property not included in the Real Property of Purchaser, and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining property which encroach on any part of the Land.

29

(ii) Each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and is free from latent and patent defects. No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. Except as disclosed in Schedule 4.1(l)(ii), all Tangible Personal Property used in the Purchaser Business is in the possession of Purchaser.

(m) Purchaser Intellectual Property.

(i) Purchaser owns, or is licensed or otherwise possesses legal enforceable rights to use all: (a) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (b) patentable inventions, technology, computer programs and software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (c) trade secrets, including confidential and other non-public information (d) copyrights in writings, designs, software programs, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (e) databases and all database rights; and (f) Internet Web sites, domain names and applications and registrations pertaining thereto (collectively, “Purchaser Intellectual Property”) that are used in the Purchaser Business except for any such failures to own, be licensed or process that would not be reasonably likely to have a Material Adverse Effect.

(ii) Except as may be evidenced by patents issued after the Agreement Date, there are no conflicts with or infringements of any material Purchaser Intellectual Property by any Third Party and the conduct of the Purchaser Business as currently conducted does not conflict with or infringe any proprietary right of a Third Party.

(iii) Schedule 4.1(m)(iii) sets forth a complete list of all patents, registrations and applications pertaining to Purchaser Intellectual Property owned by Purchaser. Except as set forth on Schedule 4.1(m)(iii), all such Purchaser Intellectual Property listed is owned by Purchaser, free and clear of liens or Encumbrances of any nature.

(iv) Schedule 4.1(m)(iv) sets forth a complete list of all material licenses, sublicenses and other agreements in which Purchaser has granted rights to any person to use Purchaser Intellectual Property. Purchaser will not, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, be in Breach of any license, sublicense or other agreement relating to Purchaser Intellectual Property.

(v) Purchaser owns or has the right to use all software currently used in and material to the Purchaser Business.

30

(n) SEC Reports and Financial Statements. Purchaser has filed with the SEC all reports and other filings required to be filed by Purchaser in accordance with the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (the “Purchaser SEC Reports”). As of their respective dates, Purchaser SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder applicable to such Purchaser SEC Reports and, except to the extent that information contained in any Purchaser SEC Report has been revised or superseded by a later Purchaser SEC Report filed and publicly available prior to the date of this Agreement, none of the Purchaser SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Purchaser included in Purchaser SEC Reports were prepared from and are in accordance with the accounting books and other financial records of Purchaser, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and presented fairly the consolidated financial position of Purchaser and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in Purchaser SEC Reports, Purchaser has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities or obligations incurred in the Ordinary Course of Business. Purchaser SEC Reports accurately disclose (i) the terms and provisions of all stock option plans, (ii) transactions with affiliates, and (iii) all material contracts required to be disclosed pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC. Purchaser is not aware of any existing, threatened, or pending inquiries or comments from the SEC regarding any of Purchaser’s prior periodic filings with the SEC and Purchaser has no reason to believe that any such inquiries or comments are forthcoming with respect to any said prior filings.

(o) Contracts. Schedule 4.1(o) is a true, complete and accurate list of all written or oral contracts, understandings, agreements and other arrangements (including a brief description of all such oral arrangements) executed by an officer or duly authorized employee of Purchaser or to which Purchaser is a party either:

(i) involving more than $10,000, or

(ii) in the nature of a collective bargaining agreement, employment agreement, or severance agreement with any of its directors, officers and employees.

Purchaser has delivered or will, prior to Closing, deliver to the Company a correct and complete copy of each Contract (redacted copies for names are acceptable) listed in Schedule 4.1(o) (the “Purchaser Contracts”). Except as disclosed in Schedule 4.1(o): (i) Purchaser has fully complied with all material terms of Purchaser Contracts; (ii) to the Knowledge of Purchaser, other parties to Purchaser Contracts have fully complied with the terms of Purchaser Contracts; and (iii) there are no disputes or complaints with respect to nor has Purchaser received any notices (whether oral or in writing) that any other party to Purchaser Contracts is terminating, intends to terminate or is considering terminating, any of Purchaser Contracts listed or required to be listed in Schedule 4.1(o).

(p) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Purchaser.

(q) Litigation.

(i) Except as set forth in Schedule 4.1(q)(i), there is no pending or, to the Knowledge of Purchaser, threatened Proceeding:

(a) by or against Purchaser or that otherwise relates to or may affect the Purchaser Business which, if adversely determined, would have a Material Adverse Effect; or

(b) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Acquisition.

31

To the Knowledge of Purchaser, no event has occurred, or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. Purchaser has delivered to the Company copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Schedule 4.1(q)(i). There are no Proceedings listed or required to be listed in Schedule 4.1(q)(i) that could reasonably be expected to have a Material Adverse Effect.

(ii) Except as set forth in Schedule 4.1(q)(ii):

(a) there is no material Order to which Purchaser or the Purchaser Business is subject; and

(b) to the Knowledge of Purchaser, no officer, director, agent or employee of Purchaser is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the Purchaser Business.

(iii) Except as set forth in Schedule 4.1(q)(iii):

(a) Purchaser has been and is in compliance with all of the terms and requirements of each Order to which it or the Purchaser Business is or has been subject (if any);

(b) No event has occurred, or circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Purchaser or the Purchaser Business is subject; and

(c) Purchaser has not received any notice, or received but subsequently resolved to the satisfaction of the Governmental Body or other Person (evidence of such approval is attached as Schedule 4.1(q)(iii), or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which Purchaser or the Purchaser Business is subject.

(r) Employee Benefits.

Schedule 4.1(r)(i) lists all material (i) Employee Benefit Plans of Purchaser, (ii) bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance, and fringe benefit plans, programs, policies or arrangements, and (iii) employment or consulting agreements, for the benefit of, or relating to, any current or former employee (or any beneficiary thereof) of Purchaser, in the case of a plan described in (i) or (ii) above, that is currently maintained by Purchaser (collectively “Purchaser Employee Plans”)

(s) Legal Compliance.

To the Knowledge of Purchaser, Purchaser is in material compliance with all Applicable Laws of any Governmental Bodies having jurisdiction over Purchaser, including any requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension and securities matters.

32

Schedule 4.1(s) contains a complete and accurate list of each Governmental Authorization that is held by Purchaser or that otherwise relates to the Purchaser Business. Each Governmental Authorization listed or required to be listed in Schedule 4.1(s) is valid and in full force and effect. The Governmental Authorizations listed in Schedule 4.1(s) collectively constitute all of the Governmental Authorizations necessary to permit Purchaser to lawfully conduct and operate the Purchaser Business.

(t) Brokers’ Fees. Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Acquisition for which Purchaser or the Company could become liable or obligated.

(u) Undisclosed Liabilities. To the Knowledge of Purchaser, it has no liability (and to the Knowledge of Purchaser, there is no basis for any present or future Proceeding, charge, complaint, claim, or demand against any of them giving rise to any liability), except for liabilities reflected or reserved against in the December 31, 2017 Financial Information; or

liabilities which have arisen in the Ordinary Course of Business since December 31, 2017.

(v) Disclosure. The representations and warranties of Purchaser contained in this Agreement or in any Exhibits or Schedules hereto do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein or in such Exhibits not misleading.

ARTICLE V

ACCESS TO INFORMATION AND DOCUMENTS.

5.1 Access to Information. Between the Agreement Date and the Closing Date, each Party will give to the others and their counsel, accountants and other representatives full access to all the properties, documents, contracts, personnel files and other records and shall furnish copies of such documents and with such information with respect to its affairs as may from time to time be reasonably requested. Each Party will disclose to the others and make available to each such Party and its representatives all books, contracts, accounts, personnel records, letters of intent, papers, records, communications with regulatory authorities and other documents relating to the business and operations of the Company, or Sellers, or Purchaser, as the case may be. In addition, the Company shall make available to Purchaser all such banking, investment and financial information as shall be necessary to allow for the efficient integration of the Company’s banking, investment and financial arrangements with those of Purchaser at the Closing. Access of Purchaser pursuant to the foregoing shall be granted at a reasonable time and upon reasonable notice.

5.2 Effect of Access.

5.2.1 Nothing contained in this Article V shall be deemed to create any duty or responsibility on the part of any Party to investigate or evaluate the value, validity or enforceability of any Contract or other asset included in the assets of another Party.

5.2.2 With respect to matters as to which any Party has made express representations or warranties herein, the Parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such Parties, except to the extent that such investigations result in actual knowledge of the inaccuracy or falsehood of particular representations and warranties.

33

ARTICLE VI

COVENANTS.

6.1 Preservation of Business.

6.1.1 Prior to the Closing or the termination of this Agreement, the Company will use their Best Efforts to preserve the Business, to keep available the services of the present employees of and consultants to the Company, and to preserve the goodwill of the suppliers, distributors, resellers, customers and others having business relations with the Company. The Company shall conduct their Business only in the usual and ordinary course as it has previously been conducted, including, without limitation, its policies and practices relating to the collection of accounts receivable and the payment of accounts payable and other liabilities, and not introduce any new methods of management, operations or accounting, without Purchaser’s prior written consent (which shall not be unreasonably withheld); maintain its assets in as good working order and condition as at present, ordinary wear and tear excepted; perform all material obligations under material agreements and leases relating to or affecting it, and keep in full force and effect present insurance policies.

6.1.2 Prior to the Closing or the termination of this Agreement, Purchaser will use its Best Efforts to preserve the Purchaser Business, to keep available to Purchaser the services of the present employees of Purchaser, and to preserve for Purchaser the goodwill of the suppliers, customers and others having business relations with Purchaser. Purchaser shall conduct the Purchaser Business only in the usual and ordinary course as it has previously been conducted, including, without limitation, its policies and practices relating to the collection of accounts receivable and the payment of accounts payable and other liabilities, and not introduce any new methods of management, operations or accounting, without the Company’s prior written consent (which shall not be unreasonably withheld); maintain its assets in as good working order and condition as at present, ordinary wear and tear excepted; perform all material obligations under material agreements and leases relating to or affecting it, and keep in full force and effect present insurance policies.

6.2 Current Information. During the period from the Agreement Date to the Closing, each Party hereto shall promptly notify each other Party of any (i) significant change in the normal course of business or operations of the Company Business or Purchaser Business, (ii) Proceeding (or communications indicating that the same may be contemplated), or the institution or threat or settlement of Proceedings, in each case involving the Parties the outcome of which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Party, taken as a whole or (iii) event which such Party reasonably believes could be expected to have a Material Adverse Effect on the ability of any party hereto to consummate the Acquisition. The Company shall notify Purchaser of any breach of any representation or warranty of Purchaser of which the Company has Knowledge prior to the Closing. Purchaser shall notify the Company of any breach of any representation or warranty of the Company of which Purchaser has Knowledge prior to the Closing. Any other Party that has Knowledge of same shall notify the affected Member of any breach of any representation or warranty of said Member of which said party has Knowledge prior to the Closing.

6.3 Material Transactions. Prior to the Closing, no Party will enter into material transactions, other than (i) as contemplated by the terms of this Agreement, (ii) with respect to transactions for which there is a binding commitment existing prior to the Agreement Date disclosed in the Disclosure Schedules, and (iii) transactions described on Schedule 6.3, or in the Ordinary Course of Business, without first obtaining the written consent of the other Parties:

34

6.3.1 declare or pay any dividend or make any other distribution to shareholders or members, as the case may be, whether in cash, stock, membership interests, or other property;

6.3.2 amend its Governing Documents or enter into any agreement to merge or consolidate with, or sell a significant portion of its assets to, any other Person;

6.3.3 except as stated in Schedule 6.3.3, pursuant to options, warrants, conversion rights or other contractual rights disclosed in this Agreement, issue any shares of its capital stock or membership interests or any options, warrants or other rights to subscribe for or purchase such common or other capital stock or membership interests or any securities convertible into or exchangeable for any such common or other capital stock or membership interests;

6.3.4 directly redeem, purchase or otherwise acquire any of its common or other capital stock;

6.3.5 effect a reclassification, recapitalization, split-up, exchange of shares or membership interests, readjustment or other similar change in or to any capital stock or membership interests, or otherwise reorganize or recapitalize;

6.3.6 except as set forth in Schedule 6.3.6, enter into any employment contract which is not terminable upon notice of ninety (90) days or less, at will, and without penalty except as provided herein or grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension or other Employee Benefit Plan, agreement, payment or agreement under, to, for or with any of such officers or employees;

6.3.7 make any payment or distribution to the trustee under any bonus, pension, profit sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with such Party’s usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement providing for bonuses, options, executive incentive compensation, pensions, deferred compensation, retirement payments, profit sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate or modify any plan;

6.3.8 prepay any debt in excess of Ten Thousand Dollars ($10,000), borrow or agree to borrow any amount of funds except in the Ordinary Course of Business or, directly or indirectly, guarantee or agree to guarantee obligations of others, or fail to pay any monetary obligation in a timely manner prior to delinquency;

6.3.9 enter into any agreement, contract or commitment having a term in excess of three (3) months or involving payments or obligations in excess of $10,000 in the aggregate, except in the Ordinary Course of Business;

6.3.10 amend or modify any material Contract;

6.311 agree to increase the compensation or benefits of any employee (except for normal annual salary increases in accordance with past practices);

6.3.12 place on any of its assets or properties any pledge, charge or other Encumbrance, except as otherwise authorized hereunder, or enter into any transaction or make any contract or commitment relating to its properties, assets and business, other than in the Ordinary Course of Business or as otherwise disclosed herein;

35

6.3.13 guarantee the obligation of any person, firm or corporation, except in the Ordinary Course of Business;

6.3.14 make any loan or advance in excess of Ten Thousand Dollars ($10,000) or cancel or accelerate any material indebtedness owing to it or any claims which it may possess or waive any material rights of substantial value;

6.3.15 sell or otherwise dispose of any Real Property or any material amount of any tangible or intangible personal property other than leasehold interests in closed facilities, except in the Ordinary Course of Business;

6.3.16 commit any act or fail to do any act which will cause a Breach of any Contract and which will have a Material Adverse Effect on its business, financial condition or earnings;

6.3.17 violate any Applicable Law which violation might have a Material Adverse Effect on such Party;

6.3.18 purchase any real or personal property or make any other capital expenditure where the amount paid or committed is in excess of Ten Thousand Dollars ($10,000) per expenditure;

6.3.19 except in the Ordinary Course of Business, enter into any agreement or transaction with any of such Party’s Affiliates; or

6.3.20 engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of such Party contained in this Agreement, as if such representations and warranties were given as of the date of such transaction or action.

6.4 Public Disclosures. Purchaser and The Company will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by Applicable Law. The Parties shall issue a joint press release, mutually acceptable to The Company and Purchaser, promptly upon execution and delivery of this Agreement.

6.5 Confidentiality. Purchaser and The Company shall hold, and shall use their best efforts to cause their respective auditors, attorneys, financial advisors, bankers and other consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all Confidential Information, and each Party shall not release or disclose such Confidential Information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with the transactions contemplated by this Agreement.

36

6.6 No Shop. From the date of this Agreement until the earlier of (i) the Closing or (ii) until this Agreement is terminated in accordance with Article VIII hereof, neither Purchaser, nor the Company, nor any of the Members, nor any of their Representatives, shall initiate, solicit or encourage (including by way of furnishing assistance or proprietary information), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any “Competing Transaction” (as defined below), or enter into any discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its Representatives to take any such action, and each Party shall promptly notify each other Party of all relevant terms (including the identity of the parties involved) of any such inquiries and proposals received by such Party or any such officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, such Party shall promptly deliver or cause to be delivered to the other Party a copy of such inquiry or proposal. For the purposes of this Agreement, “Competing Transaction” shall mean any of the following (other than the Acquisition): (i) any acquisition, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of any Party; (iii) any tender offer or exchange offer for more than fifty percent (50%) of the outstanding shares of the capital stock or membership interests of any Party or other form of investment in, or purchase of, capital stock or membership interests of any Party; (iv) any current Affiliate acquiring beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Exchange Act) being formed which beneficially owns or has the right to acquire beneficial ownership of, twenty-five percent (25%) or more of the outstanding shares of the capital stock or membership interests of any Party; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. In the event that the provisions of this Section 9.6 are violated by any Party or by any Party’s Representatives, and the Acquisition is not consummated, then, in addition to other remedies available to the non-violating Party, the non-violating Party will be entitled to receive from the violating Party all out-of-pocket expenses (including reasonable attorneys’ fees and expenses relating to the Acquisition), which such non-violating Party has incurred (the “Out-Of-Pocket Expenses”).

6.7 Other Actions. None of the Company, Purchaser, or any of the Sellers, shall knowingly or intentionally take any action, or omit to take any action, if such action or omission would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Acquisition set forth in this Agreement not being satisfied, or delay the Closing or (unless such action is required by Applicable Law) which would have a Material Adverse Effect on the ability of the Company or Purchaser or any of the Sellers to obtain any Consents required for the consummation of the Acquisition without imposition of a condition or restriction which would have a Material Adverse Effect on the Company or which would otherwise materially impair the ability of the Company or Purchaser or the Sellers to consummate the Acquisition in accordance with the terms of this Agreement or materially delay such consummation. Without limiting the generality of the foregoing, the Company shall use its reasonable best efforts to obtain all Consents required of Third Parties in respect of the Acquisition under all material Contracts to which the Company is a party, including without limitation lessor consents under the lease of the Company’s corporate headquarters (if required).

6.8 Accounting Methods. Prior to Closing, the Company will not change, in any material respect, its methods of accounting in effect at its most recent fiscal year end except as required by changes in GAAP as concurred by the Company’s independent accountants.

6.9 Documentation. True and complete copies of all documents required by this Agreement and that do not require drafting for Closing will be delivered by the Company to Purchaser and by Purchaser to the Company within five (5) days from the Agreement Date. At the earliest practical date, documents required for Closing will be attached to this Agreement

6.10 Cooperation.

6.10.1 Purchaser and the Company shall together or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings are required to be made or consents are required to be obtained in any jurisdiction prior to the Closing in connection with the consummation of the Acquisition and cooperate in making any such filings promptly and in seeking to obtain timely any such Consents, (ii) use their respective commercially reasonable efforts to cause to be lifted any impediment preventing consummation of the Acquisition, or any part thereof, or the other transactions contemplated hereby, and (iii) furnish to one another and to one another’s counsel all such information as may be required to affect the foregoing actions.

37

6.10.2 Subject to the terms and conditions herein provided, and unless this Agreement shall have been validly terminated as provided herein, each of Purchaser and the Company shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to this Agreement and to consummate the Acquisition, subject to the vote of its stockholders described above, and (ii) to obtain (and to cooperate with the other party to obtain) any Consent by any Governmental Body and/or any Third Party which is required to be obtained or made by such Party or any of its Affiliates in connection with this Agreement and the Acquisition. Each of Purchaser and the Company will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their Affiliates in connection with the foregoing.

6.11 Notice of Subsequent Events. Each Party shall notify each other Party of any changes, additions or events of which any of them has or obtains knowledge as to which it concludes or reasonably should conclude would cause any material change in or material addition to any Disclosure Schedule delivered by any Party under this Agreement or otherwise would, in the reasonable judgment of the notifying Party, likely result in a breach of this Agreement prior to the Closing Date, promptly after the occurrence of the same.

6.12 Filing of SEC Reports. Purchaser shall prepare and file all Purchaser SEC Reports with the SEC on a timely basis and in full compliance with all SEC rules and regulations. In the event that the SEC issues any comments regarding a Purchaser SEC Report, then Purchaser will use its Best Efforts to address and respond to such comments in a complete manner as soon as reasonably practicable.

6.13 Purchaser Common Stock Issued to Sellers.

6.13.1. The Sellers’ trading activities with respect to Purchaser Common Stock Issued to Sellers will be in compliance with all applicable state and federal securities laws, rules and regulations.

6.13.2. The Sellers are executing and delivering this Agreement and will execute the Subscription Agreements at Closing and the Subscription Agreements at Earnout, and the Purchaser is executing and delivering this Agreement and will execute the Subscription Agreements at Closing and the Subscription Agreements at Earnout, in reliance upon the exemption from the requirement to register Purchaser Common Stock Issued to Sellers with the SEC afforded by Section 4(a)(2) of the Securities Act. The Sellers, and the shareholders and members of Seller business entities, are going to be actively involved in the business of the Company as a Subsidiary of the Purchaser and will be actively involved in the day-to-day activities of the Company post-Closing and the Purchaser post-Closing. The Sellers and the shareholders and members of Seller business entities are key personnel operating the Company Business. As such, the Sellers and the shareholders and members of Seller business entities are intimately involved in the daily business activities of the Company.

6.13.3. The Sellers acknowledge that (1) the Purchaser Common Stock Issued to Sellers has not been registered, and may not subsequently be transferred unless (A) subsequently registered or (B) the Sellers shall have delivered to the Purchaser an opinion of counsel, reasonably satisfactory in form, scope and substance to the Purchaser, to the effect that the Purchaser Common Stock Issued to Sellers to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Purchaser Common Stock Issued to Sellers made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the Sellers, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

38

6.13.4. The Purchaser Common Stock Issued to Sellers will be maintained in book form on the stock transfer ledger maintained by the Transfer Agent. Stock certificates will not be issued to the Sellers by the Transfer Agent. Sellers acknowledge and agrees that, until such time as the Purchaser Common Stock Issued to Sellers has been registered and sold in accordance with an effective Registration Statement, or exemption therefrom, with any Seller wishing to transfer said stock complying with Section 6.13.3 immediately above, the Transfer Agent will decline to transfer any shares of the Purchaser Common Stock Issued to Sellers to any designated purchaser of such stock or any other designated transferee of any one or more of the Sellers.

6.13.5. The Sellers understand that the Purchaser is not granting the Sellers any registration rights and that the Purchaser has no obligation to ever register the Shares for resale under the Securities Act. The Sellers further understand that there are no assurances that the Sellers will be able to rely upon Rule 144 promulgated under the Securities Act in the event any of the Sellers wish to resell the Purchaser Common Stock Issued to Sellers.

ARTICLE VII

CONDITIONS TO CLOSING.

7.1 Mutual Conditions. The respective obligations of each party to effect the Acquisition shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived in writing by Purchaser and the Company):

7.1.1 None of Purchaser, or the Company, or the Sellers shall be subject to any Order by a court of competent jurisdiction which (i) prevents or materially delays the consummation of the Acquisition or (ii) would impose any material limitation on the ability of Purchaser effectively to exercise full rights of ownership of the Membership Interests of the Company or any material portion of the assets or Company Business, taken as a whole.

7.1.2 No statute, rule or regulation, shall have been enacted by any Governmental Body that makes the consummation of the Acquisition illegal.

7.1.3 Purchaser and the Company and the Sellers shall have received all Consents of Third Parties that are required of such Third Parties prior to the consummation of the Acquisition, in form and substance acceptable to Purchaser or the Company, as the case may be, except where the failure to obtain such consent, approval or authorization would not have a Material Adverse Effect on the Subsidiary.

7.2 Conditions to the Obligations of Purchaser. The obligations of Purchaser under this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions:

7.2.1 The representations and warranties of the Company and the Sellers contained herein that are qualified as to materiality shall be true in all respects on and as of the Closing Date with the same force and effect as though made on and as of such date, and each of the representations and warranties of the Company and the Sellers that are not so qualified shall be true in all material respects.

7.2.2 The Company and the Sellers shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by the Company and the Sellers at or prior to the Closing.

39

7.2.3 There shall not be threatened, instituted or pending any Proceeding by or before any court or Governmental Body requesting or looking toward an Order that (a) restrains or prohibits the consummation of the Acquisition, (b) could have a Material Adverse Effect on Purchaser’s ability to exercise control over or manage the Company after the Closing or (c) could have a Material Adverse Effect on the Company or the Company Business.

7.2.4 On the Closing Date, there shall be no effective Order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Acquisition.

7.2.5 The Company and the Sellers shall have delivered to Purchaser a certificate, dated the Closing Date, executed by a duly authorized Manager of the Company and by duly authorized officers, managers or members of the Sellers certifying the fulfillment of the conditions specified in Sections 7.2,1, 7.2.2, and 7.2.3.

7.2.6 The Company shall have delivered to Purchaser a certificate, dated the Closing Date, executed by the Manager of the Company, certifying as to (i) the Company’s Governing Documents, (ii) resolutions with respect to the Acquisition adopted by the Company’s manager and Members attached thereto, and (iii) incumbency and signatures of the persons who have executed this Agreement and any other documents, certificates and agreements to be executed and delivered at the Closing pursuant to this Agreement.

7.2.7 All documents to be delivered by the Company and to be delivered by the Sellers to Purchaser at the Closing shall be satisfactory in form and substance to Purchaser.

7.2.8 The Company shall have completed a PCAOB audit or review, for the two-year period ending September 30, 2017, as required under the Exchange Act and as required by Purchaser’s auditors, Assurance Dimensions, Coconut Creek, Florida, and a review of the nine months ended June 30, 2018, if required.

7.2.9 All Consents of all Third Parties and Governmental Bodies shall have been obtained that are necessary, in the opinion of Purchaser counsel, in connection with (a) the execution and delivery by the Company and the Sellers of this Agreement or (b) the consummation by the Company and the Sellers of the Acquisition, and copies of all such Consents shall have been delivered to Purchaser.

7.3 Conditions to the Obligations of the Company and the Sellers. The obligations of the Company and the Sellers under this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions:

7.3.1 The representations and warranties of Purchaser contained herein that are qualified as to materiality shall be true in all respects on and as of the Closing Date (except for the representations and warranties made as of a specific date which shall be true in all material respects as of such date) with the same force and effect as though made on and as of such date, and each of the representations and warranties of Purchaser that are not so qualified shall be true in all material respects.

7.3.2 Purchaser shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be so performed or complied with by Purchaser at or prior to the Closing.

7.3.3 There shall not be threatened, instituted or pending any Proceeding by or before any court or Governmental Body requesting or looking toward an Order, that (a) restrains or prohibits the consummation of the Acquisition or (b) could reasonably be expected to have a Material Adverse Effect on Purchaser.

40

7.3.4 On the Closing Date, there shall be no effective Order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Acquisition.

7.3.5 Purchaser shall have deposited into an escrow account to be established by Purchaser’s legal counsel, the cash consideration of.

7.3.6 Purchaser shall have delivered to the Company and the Sellers a certificate, dated the Closing Date, executed by a duly authorized officer of Purchaser, certifying to the fulfillment of the conditions specified in Sections 7.3.1, 7.3.2, and 7.3.3.

7.3.7 Purchaser shall have delivered to the Company a certificate, dated on the Closing Date, executed by the Secretary of Purchaser, certifying as to (i) Purchaser’s Governing Documents, (ii) resolutions with respect to the Acquisition adopted by Purchaser’s board of directors and the majority of votes of shareholders in order to bind the shareholders attached thereto, and (iii) incumbency and signatures of the persons who have executed this Agreement and any other documents, certificates and agreements to be executed and delivered at the Closing pursuant to this Agreement.

7.3.8 All documents to be delivered by Purchaser to the Company at the Closing shall be satisfactory in form and substance to the Company.

7.3.9 All Consents of all Third Parties and Governmental Bodies shall have been obtained that are necessary, in the opinion of counsel to the Company, in connection with (a) the execution and delivery by Purchaser of this Agreement, and (b) the consummation by Purchaser of the transactions contemplated hereby or thereby, and copies of all such Consents shall have been delivered to the Company.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER.

8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

8.1.1 by mutual written consent of Purchaser, the Company, and the Sellers;

8.1.2 by Purchaser or the Company:

(a) if the Acquisition shall not have been consummated on or before October 15, 2018, unless the failure to consummate the Acquisition is the result of a willful and material Breach of this Agreement by the Party seeking to terminate this Agreement;

(b) if any court of competent jurisdiction or other Governmental Body shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the Acquisition and such order, decree, ruling or other action shall have become final and non-appealable;

(c) in the event of a Breach by the other Party of any representation, warranty, covenant or other agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such Breach (provided that the terminating Party is not then in Breach of any representation, warranty, covenant or other agreement contained in this Agreement);

41

(d) in the event that (i) all of the conditions to the obligation of such Party to effect the Acquisition set forth in Section 7.1 shall have been satisfied and (ii) any condition to the obligation of such Party to effect the Acquisition set forth in Section 7.2 (in the case of Purchaser ) or Section 7.3 (in the case of the Company and the Sellers) is not capable of being satisfied prior to October 31, 2018; or

(e) if there shall have occurred prior to the Closing changes in Applicable Law that, in the aggregate, shall have a Material Adverse Effect on the Company or Purchaser.

8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any Party except to the extent that such termination results from the willful and material Breach by a Party of any of its representations, warranties, covenants or other agreements set forth in this Agreement, in which case the terminating Party shall have the right to pursue any remedies available to it at law or in equity.

8.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

8.4 Extension; Waiver. At any time prior to the Closing, the Parties may (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

8.5 Procedure for Termination, Amendment Extension or Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3, or an extension or waiver pursuant to Section 8.4 shall, in order to be effective, require in the case of Purchaser action by its Board of Directors, in the case of the Company, action by its Manager, and in the case of the Sellers, action by all of the Sellers.

ARTICLE IX

MISCELLANEOUS.

9.1 Notices. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery, or by facsimile and overnight courier, or overnight courier to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

If to Purchaser:

Visium Technologies, Inc.

ATTN: Mark Lucky, CFO

11325 Random Hills Road, Suite 360

Fairfax, VA 22030

Tel: 703.400.6392

Fax: 703.890.9512

Email: mlucky@visiumtechnologies.com

42

with a copy (which shall not constitute notice) to:

Ira S. Saul, Esq.

Ira S. Saul, PLC

Office Address:

4126 Leonard Drive

Fairfax, VA 22030

Tel: 703.273.8840

Fax: 703.273.8842

Email: ira@saulaw.com

If to the Company:

Threat Surface Solutions Group, LLC

ATTN: Kevin Anderson, Manager

10627 Jones Street # 301B

Fairfax, VA 22030

Tel: 571.502.2926

Email: kevin.anderson@tssgsolutions.com

          michelle@tssgsolutions.com

If to the Sellers:

Kevin Anderson

10627 Jones Street # 301B

Fairfax, VA 22030

Tel: 571.502.2926

Email: kevin.anderson@tssgsolutions.com

Acquired Data Solutions, Inc.

ATTN: Steven Seiden

________________________

________________________

________________________

Email:

Ramparts, LLC

ATTN: Colin Bowers

________________________

________________________

________________________

Email:

All such communications shall be deemed to have been delivered on the date of hand delivery or facsimile or on the next Business Day following the deposit of such communications with the overnight courier.

43

9.2 Further Assurances. Each Party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

9.3 Governing Law; Venue.

9.3.1 This Agreement shall be interpreted, construed and enforced in accordance with the laws of the Commonwealth of Virginia, applied without giving effect to any conflicts of law principles.

9.3.2 To the extent that a Party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Party hereby irrevocably waives such immunity in respect of its obligations pursuant to this Agreement.

9.3.3 Each Party hereby irrevocably submits to the jurisdiction of the Circuit Court of Fairfax County, Virginia, or the United States District Court for the Eastern District of Virginia, Alexandria Division (and any appellate court therefrom) over any action or proceeding arising out of or relating to this Agreement. Each Party hereby irrevocably and unconditionally waives and agrees not to plead, to the fullest extent provided by law, any objection it may have to venue and the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts.

9.4 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

9.5 Commissions. Each of the Parties hereto represents and warrants that no broker or finder is entitled to any brokerage or finder’s fee or other commission in connection with the Acquisition. Each of the Parties hereto shall pay or discharge, and shall indemnify and hold the other harmless from and against, all claims or liabilities for brokerage commissions or finder’s fees incurred by reason of any action taken by it.

9.6 Captions. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

9.7 Integration of Exhibits and Schedules. All Exhibits and Disclosure Schedules to this Agreement are integral parts of this Agreement as if fully set forth herein.

9.8 Amendments in Writing. This Agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

9.9 Expenses. Except as expressly provided otherwise, each party hereto will bear its own costs and expenses (including fees and expenses of auditors, attorneys, financial advisors, bankers, brokers and other consultants and advisors) incurred in connection with this Agreement and the transactions contemplated hereby.

44

9.10 Counterparts; Electronic Signatures. This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall together constitute and be one and the same instrument. Any Party may execute a counterpart of this Agreement electronically. An electronic signature shall be affixed by manually affixing the Party’s signature to the signature page, scanning the signature page, attaching same to the Agreement, and transmitting said scanned signature attached to the Agreement as an attachment to an electronic mail message, with the electronic mail message with the Agreement attached being transmitted to all other parties to their respective email address set forth above, or by a comparable means of affixing and transmitting an electronic signature (such as by facsimile).

9.11 Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of, the Parties hereto, and their respective successors and assigns, and no other person, including any Person that may claim to be a third party beneficiary, shall acquire or have any right under or by virtue of this Agreement. No Party may assign any right or obligation hereunder without the prior written consent of the other Parties.

9.12 No Rule of Construction. The Parties agree that, because all Parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any Party by reason of that Party’s role in drafting this Agreement.

9.13 Counsel. Each of the parties has been urged to seek representation by counsel, and has been represented by or assisted by counsel in connection with this Agreement to the extent deemed appropriate.

9.14 Withdrawal of Offer After August 17, 2018. Purchaser is submitting this Agreement to Sellers and the Company on August _, 2018. It is not a contract until signed by Sellers and the Company. If the Agreement is not entered into with an Agreement Date of August 17, 2018 or earlier, the offer will automatically be withdrawn at midnight, August 17, 2018.

(SIGNATURES FOLLOW ON PAGE 52)

45

IN WITNESS WHEREOF, the Company, the Members, and the Purchaser, have caused this Membership Interest Purchase Agreement to be executed, all as of the Agreement Date.

COMPANY:

THREAT SURFACE SOLUTIONS GROUP, LLC,

a Virginia limited liability company

By:	/s/ Kevin Anderson
Kevin Anderson, Manager,
also designated Managing Partner

ACQUIRED DATA SOLUTIONS, INC.,

a Maryland corporation

By:	/s/ Steven Seiden
Steven Seiden, President/CEO

RAMPARTS, LLC,

a Maryland limited liability company

By:	/s/ Colin Bowers
Colin Bowers, President/CEO

KEVIN ANDERSON, Individually

/s/ Kevin Anderson
Kevin Anderson

PURCHASER:

VISIUM TECHNOLOGIES, INC.,

a Florida corporation

By:	/s/ Mark Lucky
Mark Lucky, CFO and
Chairman of the Board of Directors

[THIS IS THE SIGNATURE PAGE TO THE MEMBERSHIP INTEREST PURCHASE AGREEMENT BY AND AMONG THREAT SURFACE SOLUTIONS GROUP, LLC, COMPANY; ACQUIRED DATA SOLUTIONS, INC., RAMPARTS, LLC, & KEVIN ANDERSON, SELLERS; AND VISIUM TECHNOLOGIES, INC., PURCHASER]

46

Schedule 1.46

PERCENTAGE OF
MEMBER	MEMBERSHIP INTERESTS

ACquired Data Solutions, INC.,	33.33%
a Maryland corporation

Ramparts, LLC,	33.33%
a Maryland limited liability company

KEVIN ANDERSON, an individual	33.33%

47

Schedule 2.3.1

Sellers’ Consents to the Agreement

(TO BE INSERTED)

48

Schedule 2.3.3

Consultants/Employees Professional Service Contracts

(TO BE INSERTED POST-CLOSING)

49

Schedule 2.3.4

Resignations

(TO BE INSERTED POST-CLOSING)

50

Schedule 2.3.5

Ethical Business Practices Agreements

(TO BE INSERTED POST-CLOSING)

51

Schedule 2.3.6

Sellers’ Consents to the Closing

(TO BE INSERTED)

52

Schedule 2.3.7

Subscription Agreements to Purchaser Common Stock

(TO BE INSERTED)

53

Schedule 2.4.1

Purchaser’s Consent to the Agreement

(TO BE INSERTED)

54

Schedule 2.4.2

Purchase Money Note

(TO BE INSERTED)

55

Schedule 2.4.7

Purchaser’s Consent to Closing

(TO BE INSERTED)

56

Schedule 2.4.9

Amended and Restated Company Operating Agreement

(TO BE INSERTED BY PURCHASER AT CLOSING)

57

Schedule 2.5.1

Company Consent to Agreement

(TO BE INSERTED)

58

Schedule 2.5.8

Company Consent to Closing

(TO BE INSERTED)

59

Schedule 2.10.1

Company Directors after Closing

(TBD)

60

Schedule 2.10.2

Company Officers after Closing

(TBD)

61

Schedule 3.1.1

Jurisdictions in Which Company is Qualified to Conduct Business

Virginia

62

Schedule 3.1.3

Jurisdictions in Which ADS is Qualified to Conduct Business

Maryland

63

Schedule 3.1.4

Jurisdictions in Which Ramparts is Qualified to Conduct Business

Maryland

64

Schedule 3.2.1

Company Governing Documents and Minutes

(TO BE INSERTED)

List of Company Members

(see Schedule 1.4.6 above)

65

Schedule 3.2.3

ADS Governing Documents and Minutes

(TO BE INSERTED)

List of ADS Shareholders

There are 10,000 Shares of ADS allocated by the Board of Directors.

The following is the distribution of those 10,000 shares

Steven A. Seiden	3,500 shares

Judy Bodnovich	1,167 shares

Joan Goldberg	1,167 shares

Marc Epstein	1,167 shares

Lawrence G Zambotti	1,000 shares

Louis Seiden	500 shares

Ellen Byington	500 shares

Camille Ramsay	200 shares
Total Distributed	9,200 shares

Un-distributed	800 shares

Total Shares	10,000 shares

66

Schedule 3.2.4

Ramparts Governing Documents and Minutes

(TO BE INSERTED)

(Ramparts Operating Agreement Provided – to be inserted)

List of Ramparts Members

MEMBER	PERCENTAGE OF MEMBERSHIP INTERESTS
COLIN L. BOWERS	35%

JESSE JONES	20%

DUNCAN WOODBURY	35%

NICHOLAS HALTMYER	10%

67

Schedule 3.5

Company Financial Information

(TO BE INSERTED)

68

Schedule 3.10

Company Real Property Leases

None

69

Schedule 3.12(c)

Company Intellectual Property

TSSG Website

URL: http://www.threatsurfacesolutions.com

70

Schedule 3.12(d)

Licenses, Sublicenses, Etc. of Company Intellectual Property

None

71

Schedule 3.14

Company Contracts

Contract with SGS North America (to be attached)

Contract with SGS TUV (to be attached)

Contract with Golden Gate Transportation Authority (to be attached)

72

Schedule 3.16.2(a)

Orders to Which Company/Company Business is Subject

None

73

Schedule 3.16.2(d)

Noncompliance by Company with Orders

to Which Company/Company Business is Subject

None

74

Schedule 3.17

Company Banking Relationships

BB&T

75

Schedule 3.18

Company Insurance Policies

(TO BE INSERTED)

Insurance Policy/ies with Lloyds of London to be inserted

76

Schedule 3.19

Company Employee List

None

77

Schedule 3.21(b)

Company Governmental Authorizations

None

78

Schedule 4.1(a)

Jurisdictions in Which Purchaser is Authorized to Conduct Business

Florida

79

Schedule 4.1(c)

Shareholders and Optionholders List – Purchaser Common and Preferred Stock

Visium Technologies, Inc.
Common Stock Ownership as of August 2, 2018
		%
CEDE & CO	2,183,283	18.73%
Directors/Officers	4,661,073	40.00%
Other Restricted	4,809,257	41.27%
	11,653,614	100.00%

Series A Convertible Stock ($0.001 par value; 20,000,000 shares authorized, 13,992,340 shares issued and outstanding as of June 30, 2018 and 2017, respectively)

Series B Convertible Stock ($0.001 par value 30,000,000 shares authorized, 1,327,640 shares issued and outstanding as of June 30, 2018 at Juned 30, 2017, respectively)

Series AA Convertible Stock ($0.001 par value; 1 share authorized, 1 share issued and outstanding as of June 30, 2018 and no shares issued and outstanding at June 30, 2017, respectively)

80

Schedule 4.1(d)

Purchaser Contracts Which Require Third Party Consent to Agreement

None

81

Schedule 4.1(e)

Purchaser Affiliate Transactions

Visium Analytics, LLC, a Virginia limited liability company, is a wholly-owned subsidiary of Purchaser

82

Schedule 4.1(g)

Purchaser Events Since June 30, 2018

License Agreement with George Mason Research Foundation, Inc.

On July 24, 2018, the Company entered into a Patent License Agreement (the “Agreement”) with George Mason Research Foundation, Inc. (“GMRF”), a non-profit organization formed for the benefit of George Mason University. The Agreement grants to the Company a royalty-bearing license under six U.S. Patents during the term of the Agreement. The term of the Agreement is from the Effective Date until the expiration of all issued patents licensed under the Agreement.

Under the Agreement, the Company is required to make a first commercial sale of a “LICENSED PRODUCT” and/or a first commercial performance of a “LICENSED PROCESS,” as defined in the Agreement, on or before July 30, 2019. The 2019 minimum revenue target for the sale of products and services incorporating the GMRF technology is $100,000. This minimum revenue amount will increase in subsequent years.

Within 30 days of the Effective date of the Agreement, the Company is required to pay GMRF a non-refundable license issue fee of $20,000.

Pursuant to the Agreement, the Company is required to pay to GMRF a running royalty of 5% of “NET SALES,” as defined in the Agreement.

83

Schedule 4.1(g)(xvii)_

Contested Accounts Payable

None

84

Schedule 4.1(h)(iii)

IRS Notifications

None

85

Schedule 4.1(k)

Purchaser Real Property Leases

11325 Random Hills Road, Suite 360, Fairfax, Virginia 22030

86

Schedule 4.1(l)(ii)

Purchaser Personal Property not in Purchaser’s Possession

None

87

Schedule 4.1(m)(iii)

Purchaser Intellectual Property

Website: _____________

URL: _______________

88

Schedule 4.1(m)(iv)

Purchaser Intellectual Property Licenses and Sublicenses

George Mason Research Foundation License Agreement. Uploaded to EDGAR:

https://www.sec.gov/Archives/edgar/data/1082733/000149315218010555/ex10-24.htm

89

Schedule 4.1(o)

Purchaser Contracts

None

90

Schedule 4.1(q)(i)

Purchaser Litigation

None

91

Schedule 4.1(q)(ii)

Orders by which Purchaser is Bound

FINRA Consent to Purchaser name change, CUSIP # change, and certain capital events

92

Schedule 4.1(q)(iii)

Violations of Orders by which Purchaser is Bound

None

93

Schedule 4.1(r)(i)

Purchaser Employee Benefit Plans

None

94

Schedule 4.1(s)

Purchaser Governmental Authorizations

None

95

Schedule 6.3

Purchaser Material Transactions

See Schedule 6.3.3 below

96

Schedule 6.3.3

Purchaser Securities Transactions

Sale of Unregistered Securities

In July 2018 the Company sold 1,228,000 shares of its par value common stock to seven accredited investors at a price of $0.10/share. The Company received $122,800.

In July 2018 406,946 restricted shares which were issued to management and consultants were vested.

In August 2018, the Company issued 542,227 shares of its common stock upon the conversion of $49,325 of principal and interest of its outstanding convertible notes to two noteholders, at an average price of $0.091 per share.

97

Schedule 6.3.6

Purchaser Employment Contracts

None

98